PART II

OFFERING CIRCULAR

INCAPTA, INC.

1876 Horse Creek Road

Cheyenne, Wyoming 82009

Persons to contact at Company with respect to offering: Gregory Martin

Best Efforts Offering of

50,000,000,000 Shares of Common Stock

At a price of $0.0001 Per Share

INCAPTA, INC. (“the Company”, “we”) is selling up to 50,000,000 shares of our common stock (par value $0.001), At a price of $0.0001 per share pursuant to Rule 251(d)(3)(ii). Of the 50,000,000,000 shares being offered, all 50,000,000,000 are being sold by the Company and none are being sold by Selling Shareholders. The offering is being made on a self- underwritten, “best efforts” basis. The minimum number of shares required to be purchased by each investor is 10,000,000 shares.

The shares offered by the Company will be sold on our behalf by our President Gregory Martin. He will not receive any commissions or proceeds for selling the shares on our behalf. There is uncertainty that we will be able to sell any of the 50,000,000,000 shares being offered herein by the Company. All of the shares being registered for sale by the Company will be sold at a price of $0.0001 per share. In accordance with Rule 251(d)(3)(ii) of Regulation A the selling shareholder shares offered at a fixed price of $0.0001 for the duration of the Offering.

Assuming all of the 50,000,000,000 shares being offered by the Company are sold, the Company will receive up to $4,924,900 in gross proceeds. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us. Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular, unless extended by our directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

We are a development stage company. Investing in our Common Stock involves a high degree of risk, including the risk that you could lose all of your investment. Please read “Risk Factors” beginning on page 6 of this Offering Circular about the risks you should consider before investing.

SHARES OFFERED BY COMPANY	PRICE TO PUBLIC	SELLING AGENT COMMISSIONS	PROCEEDS TO THE COMPANY
Per Share	$0.0001	Not applicable	$0.0001
Minimum Purchase	$1,000	Not applicable	$1,000
Total (50,000,000,000 shares)	$5,000,000	Not applicable	$5,000,000

As soon as practicable after this Offering Circular is qualified.

NOTICE TO INVESTORS

If all the shares are not sold in the company’s offering, there is the possibility that the amount raised may be minimal and might not even cover the costs of the offering, which the Company estimates at $75,100. The proceeds from the sale of the securities will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the offering circular. All proceeds from the sale of the securities are non- refundable, except as may be required by applicable laws. All expenses incurred in this offering are being paid for by the Company. There has been no public trading market for the common stock INCAPTA, INC.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements. The company filed Form 15, which was completed on June 20, 2018 and filed on June 21, 2018. Subsequently, the Company later filed with OTC Markets to become Pink and current on May 7,2021 date and brought its filings up to date and in compliance.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

You should rely only on the information contained in this offering circular and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered herebythat is different from the information included in this offering circular. If anyone provides you with different information, you shouldnot rely on it.

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i

SUMMARY AND RISK FACTORS

In this offering circular, “INCAPTA, INC” the “Company,” “we,” “us,” and “our,” refer to INCAPTA, INC., unless the context otherwise requires. Unless otherwise indicated, the term “fiscal year” refers to our fiscal year ending December 31. Unless otherwise indicated, the term “common stock” refers to shares of the Company’s common stock.

This offering circular, and any supplement to this offering circular include “forward-looking statements”. To the extent that the information presented in this offering circular discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward- looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this offering circular.

This summary only highlights selected information contained in greater detail elsewhere in this offering circular. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire offering circular, including “Risk Factors” beginning on Page 6, and the financial statements, before making an investment decision.

The Company

INCAPTA, INC., a Wyoming corporation (“the Company”) was incorporated under the laws of the State of Wyoming on 12/28/2017. The corporation was originally formed in Nevada on 12/19/2001 and was Continued in Wyoming on 12/28/2017.

INCAPTA, INC. is currently in a developmental stage, having completed our concepts, identified target growth areas in the industry, and are now seeking funding in order to fully develop and market our services. The Company acquired a wholesale grocery business which services wholesale grocery stores in 48 U.S. states with food, groceries, drinks, snacks, candy, frozen and freeze-dried foods, health and beauty items, paper goods and other various grocery items and such revenues were stable from late 2005-present with growth prior to acquisition.

While the pandemic of 2020 had a material impact on most businesses worldwide, the food and grocery industry remained stable and InCapta, Inc., experienced solid financial growth during this difficult period.

The grocery company, Banana Box Wholesale Grocery, LLC acquisition was completed in January 2019 and has since recorded revenues in excess of $1,000,000 the last 2 years, for 2019 and 2020, respectively.

The registrant is intended to be an entertainment asset acquisition, media and management distribution company with a focus on audiovisual content including feature films, television programming, and web series. The company will be making and producing films in addition to entertainment acquisition and distribution along with servicing its nationwide grocery accounts. The company plans on also developing a half hour television and webisode based on the grocery business, entitled, “The Banana Box.”

InCapta, Inc., works with numerous actors who have collectively have well in excess of 500 completed and starred in motion pictures and films worldwide to their credit.

Many of the actors have won awards and have a history of films which perform in the U.S. and foreign markets in theaters and home video.

Thousands of hours of content are produced yearly, independently through major studios (including 20th Century Fox, Paramount, Sony Pictures, Universal, Amazon, and Warner Brothers) and other broadcasters (including NBC, CBS, ABC, AMC and many others around the globe). Such “independent content” does not have immediate access to existing channels of distribution.

While major studios and broadcasters are often part of much larger conglomerates and feature a high degree of vertical integration, the independent financing and production business generally looks to third party providers to assist in accessing consumers for their products. Such providers generally have neither the necessary means nor relationships to facilitate such relationships.

The registrant will seek to aggregate such “independent content” from third party producers and sell it to distributors worldwide either as an agent on their behalf or as the principal by way of acquisition. As such, the company will compete with a number of existing international sales agents.

To date, we have completed our concepts and require funds to complete the development and marketing of our services. The company also has 12 completed screen plays and numerous others in various stages of development. Additionally, our actors have completed screen plays ready for immediate development. As of the date of this prospectus, the registrant has not generated any revenues in the making of films, distribution, or acquisition. The actors with which the company will be working with have a long history of generating revenue at the U.S. Theater Box Offices and worldwide in film releases and foreign distribution rights.

In order to increase the possibility of success and create a more level playing field, the Company plans to develop an internet tv channel that will broadcast its movies, and movies of other actors, producers and those whose films were unable to be broadcast via theater, television or other mediums. We believe this will create a great deal of movie and episodic tv content for the Company, while generating consistent revenue as it provides diverse content to the channel itself. The larger companies in this business including Hulu, Netflix, Amazon and a host of others have sent many smaller producers and films away from their network and it is our intention to capitalize on this niche market.

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Our Offering

We have authorized capital stock consisting of 100,000,000,000 shares of common stock, $0.001 par value per share (“Common Stock”). As of June 30, 2021 we have 24,345,599,433 shares of Common issued and outstanding. Through his offering we will register a total of 50,000,000,000 shares of common stock. We may endeavor to sell all 50,000,000,000 shares of common stock after this registration becomes qualified. The price at which we, the company, offer these shares is set at $0.0001 per share. We will receive all proceeds from the sale of our common stock.

Securities being offered by the Company

Up to 50,000,000,000 shares of common stock, at a price of $0.0001 per share offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Offering price per share	At a price of $0.0001 per share.

Number of shares of common stock outstanding before the offering of common stock	24,345,599,433 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the maximum offering	74,345,599,433 common shares will be issued and outstanding if all securities offered hereby are sold pending an increase in authorized shares.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	Even if our common stock is quoted a market for the common shares may not develop, despite their being a market previously.

shares may not develop, despite their being a market previously.

Use of Proceeds

We intend to use the gross proceeds of this offering for registration expenses and start-up costs; acquisition of film rights, their distribution, marketing, and sale; making a slate of films from screenplays the company controls, as well as maintaining working capital for future and current endeavors.

This offering will terminate upon the earlier to occur of (i) 365 days after this Offering Statement becomes qualified with the Securities and Exchange Commission, or (ii) the date on which all 50,000,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Terms of the Offering	Our President and Director, Gregory Martin will sell the 50,000,000,000 shares of common stock on behalf of the company upon qualification of this Offering Statement, on a BEST EFFORTS basis.

Subscriptions:	All subscriptions once accepted by us are irrevocable.

Registration Costs	We estimate our total offering registration costs to be approximately $47,100

Risk Factors:	See “Risk Factors” and the other information in this offering circular for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

You should rely only upon the information contained in this offering circular. We have not authorized anyone to provide you with information different from that which is contained in this offering circular. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

●	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

●	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on- pay”, “pay-for-performance”, and “CEO pay ratio”;

●	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

●	be temporarily exempted from having to solicit advisory say-on- pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

●	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

●	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

●	the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

●	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

●	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

●	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

Risk Factors

Please consider the following risk factors and other information in this offering circular relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this offering circular before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Movies in general are also considered to be very high risk and you should consult your legal counsel, CPA and/or other financial advisor before investing.

An investment in our common stock is highly speculative and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

1.	Risks Related to the Structure and Recent Formation of the Registrant

(a)	The registrant Has Limited Operating History. We will be dependent upon the experience and expertise of our management in sourcing and administering film rights acquisitions and other investments as well as operating the company day-to-day. There can be no assurance that we will be able to successfully implement the strategies that the registrant intends to pursue, and that the registrant’s film and television rights acquisitions and other investments will be profitable or produce a reasonable return, if any. We have operated the registrant for a short period, so we have only a limited operating history upon which you can evaluate our business and prospects. You should consider our prospects in light of the risks, expenses, and difficulties encountered by companies in their earlier stage of development. Our success depends upon our ability to address those risks successfully, which includes, among other things: (i) whether we will be able to assemble and maintain the necessary resources, including financial resources that we will need to implement our business plan; (ii) whether we can continue to build and maintain a strong management team that can develop and execute our business strategy; (iii) whether we will be successful in establishing and maintaining the strategic associations necessary to implement our business strategy; and (iv) whether we will be successful in implementing our sales and marketing strategy.

(b)	Dependence on Key Individuals. The success of the registrant will depend upon the ability of our management to develop and implement strategies that achieve the registrant’s objectives. If any key personnel, including Gregory Martin or Ean Martin, were to become unable to participate in the management of the registrant, the consequences to the registrant could be material and adverse to the registrant’s performance. We do not have key-man life insurance policy for Mr. Gregory Martin or Mr. Ean Martin and the loss of Mr. Gregory Martin’s or Mr. Ean Martin’s services could have a material adverse effect on our business, operations and financial condition. Mr. Gregory Martin has had a broad spectrum of experience in the business world, which includes numerous start-ups and other developmental companies. He has over 30 years’ experience as CEO of various companies including golf, radio and as the CEO of Mancuso Martin Productions since 2007 and the President of InCapta, Inc. since 2016. His experience in radio dates back to 1978, where he began his media career as a radio air personality. His film and television industry experience has culminated in a large Rolodex of top actors and talent acquired, spanning several decades.

(c)	Industry Focus. The registrant is restricted to acquiring film and television rights, writing screenplays and producing movies, therefore, we may employ such investment, operations and marketing methods as we determine to achieve the best results in those industries. As a result of these methods, an investor may lose all of its investment in the registrant. We cannot offer any assurance as to our future financial results.

(d)	The registrant May Have Difficulties Identifying Specific Acquisition Properties for the Proceeds of this Offering. Even though to date the registrant has identified a number of attractive film and television rights acquisition candidates, which may qualify for the investment criteria and business objectives as set forth herein, there can be no assurances that these business opportunities will continue to be available when the registrant has been sufficiently capitalized to take advantage of them. Shareholders will not have an opportunity to review the registrant’s proposed acquisitions before deciding whether to invest in the registrant. No assurance can be given that the registrant will be successful in identifying or consummating economically feasible film and television rights acquisitions and other investments on a timely basis. If the registrant has not identified immediate uses of the proceeds of subscription to be made pursuant to this offering once the registrant has been sufficiently capitalized, the registrant intends to invest such proceeds in readily marketable, interest-bearing investments until appropriate investment opportunities have been identified by us. Such short-term use of capital ordinarily provides a significantly lower net return than the return the registrant seeks to achieve from its intended investment strategy.

(e)	Portfolio Concentration May Negatively Affect Profitability. Although the registrant will make best efforts to diversify its acquisitions in order to minimize risks associated with investments in the entertainment industry, the registrant may make a large purchase in a single property. While this asset concentration may increase the profits of the registrant, if any large position sustains a material loss, the registrant may lose all of its working capital and possibly be forced to cease operations.

(f)	Public Market in Our Securities. We currently have a public market in our securities. Despite not having one in the past. If our common stock continues to have an active trading market, you may be able to sell your common shares. Our securities are currently actively traded on OTC Pink exchange. We cannot assure you that an active public market will ever maintain. Consequently, you may not be able to liquidate your investment in the event of an emergency.

(g)	Best Efforts. The registrant is offering its common stock on a “best efforts” self-underwritten basis and there is no third-party underwriting for this offering. We can give no assurance that all or any of the common stock will be sold. Share subscriptions are irrevocable. There is no minimum offering amount and we have not engaged a broker/dealer or underwriter to sell the common shares on our behalf. As a result, we may not receive sufficient proceeds to fund planned operations or even cover the costs of the offering. If we are unable to raise sufficient funds or obtain alternate financing, we may never complete development and become profitable.

2.    Entertainment Industry Risks May Adversely Affect the Registrant

(a)	Impact of Industry Competition.

The film and television business is highly competitive. The registrant faces substantial competition both in obtaining film and television program rights and in licensing distribution rights thereto. The registrant’s competitors include both major studios such as Warner Bros., Paramount, 20th Century Fox, Lionsgate and others, as well as well capitalized independent acquisition and sales companies such as FilmNation, Sierra / Affinity, and many others. Because we lack the name recognition and resources of our competitors, we may never generate any revenues or become profitable. While the increase in distribution outlets over the past years (including those based on Internet and/or mobile technology) is potentially beneficial, there is no guarantee that we will be able to successfully penetrate these markets. Failure to penetrate these potential distribution channels would have a material adverse impact on our results of operations. If the registrant is unable to compete efficiently, such failure could harm its business, results of operations and financial condition.

We are smaller and less diversified than many of our competitors. As an independent distributor and producer, we constantly compete with major U.S. and international studios and independent producers and distributors. Most of the major U.S. studios are part of large diversified corporate groups with a variety of other operations, including television networks and cable channels that can provide both the means of distributing their products and stable sources of earnings that may allow them better to offset fluctuations in the financial performance of their motion picture operations. In addition, the major studios and larger independent producers and distributors have more resources with which to compete for ideas, story lines and scripts created by third parties as well as for actors, directors and other personnel required for production. The resources of the major studios and larger independent producers and distributors may also give them an advantage in acquiring other businesses or assets, including film libraries, that we might also be interested in acquiring.

Our inability to compete successfully could have a material adverse effect on our business, results of operations and financial condition.

The motion picture industry is highly competitive and at times may create an oversupply of motion pictures in the market. The number of motion pictures released by our competitors may create an oversupply of product in the market, reduce our share of box office receipts and make it more difficult for our films to succeed commercially. Oversupply may become most pronounced during peak release times, such as school holidays and national holidays, when theater attendance is expected to be highest. For this reason, and because of our more limited production and advertising budgets, generally provided by third party distributors, we typically do not release our films during peak release times, which may also reduce our potential revenues for a particular release. Moreover, we cannot guarantee that we can release all of our films when they are otherwise scheduled. In addition to production or other delays that might cause us to alter our release schedule, a change in the schedule of a major studio may force us to alter the release date of a film because we cannot always compete with a major studio’s larger promotion campaign. Any such change could adversely impact a film’s financial performance. In addition, if we cannot change our schedule after such a change by a major studio because we are too close to the release date, the major studio’s release and its typically larger promotion budget may adversely impact the financial performance of our film. The foregoing could have a material adverse effect on our business, results of operations and financial condition.

The limited supply of motion picture screens exacerbates the product oversupply problem. Currently, a substantial majority of motion picture screens in the United States are typically committed and limited to, at any one time, only ten to fifteen films distributed nationally by major studio distributors. Additionally, because of changes in the theatrical exhibition industry, including reorganizations, consolidations, and the fact that major studio releases occupy more screens, the number of screens available to us when we seek to release a picture may decrease. If the number of motion picture screens decreases, box office receipts, and the correlating future revenue streams, such as from home video and pay and free television, of our motion pictures may also decrease, which could have a material adverse effect on our business, results of operations and overall financial condition.

The Pandemic has also greatly affected the movie industry and particularly movie theaters due to the fear of Covid-19 and as such, transmission of the disease. This has a material impact on the industry. Notwithstanding, our ability to be able to control our actors, distribution and health environment is key to carrying out the plans of the Company. With the online TV channel, we will broadcast movies and episodic tv programming on a free, pay-per-view and a subscription basis.

(b)	Variability in the Development, Production, and Distribution Process.

The process of developing, producing, and distributing films and television programs is inherently unpredictable. The registrant may not have consistent access to quality film and television acquisition opportunities from which to build its assets. Even with firm distribution contracts in place, the distribution of the registrant’s film and television programs could be subject to release schedule or programming changes and a lack of distributor focus on the marketing of any given project.

(c)	Variability in the Sequence of Film and Television Program Performance.

If several of the registrant’s rights acquisitions perform below expectations in a row, the registrant’s ability to generate future cash flow could be negatively affected, which could limit the amount of financing available to the registrant. This, in turn, would reduce the total number of films or television programs that the registrant could acquire, thereby diversifying the risk over a smaller number of projects.

(d)	Dependence on Labor Unions.

Many of the individuals who will be involved in the production of the registrant’s films will be members of a trade union. Union decisions, including the decision to strike, can greatly impact the production of a film or television program. Correspondingly, the number and quality of acquisition opportunities available to the registrant will be influenced by union decisions. The Company has taken steps to become less dependent on Union Labor through various “Right to Work States”, actors and allied professionals who are not “Union.” Such personnel of the Company believe that the ability to be flexible is critical to their success and the overall Company success.

(e)	Impact of Technological Change and Piracy.

Driven principally by the advent of the Internet, the film and television business is undergoing significant technological and structural changes. While this may create opportunities for the registrant, there is no guarantee that these changes will not adversely affect asset values and returns for the registrant in the future. Film piracy remains a major area of concern in the film industry, and new technologies contribute to the problem. A number of organizations are attempting to address this. Trade embargoes and restrictions have been used to encourage particular countries to institute and enforce strict copyright laws. However, these actions have produced mixed results and there is no assurance that future actions will satisfactorily resolve the matter.

(f)	Importance of Human Capital.

The registrant will rely heavily on the experience and talent of the employees and independent contractors who work for the registrant and the production companies producing the film and television programs acquired by the registrant. The production companies and actors have well over 100 years of film, tv, acting and production business experience. The efforts of these individuals will contribute significantly to the success of the registrant whereas their poor performance may adversely affect the business of the registrant. The development and marketing of our services will continue to place a significant strain on our limited personnel, management, and other resources. Our ability to manage any future growth effectively will require us to successfully attract, train, motivate, retain, and manage employees, particularly key marketing, sales, managerial and engineering personnel, to effectively integrate new employees into our operations and to continue to improve our operational, financial and management systems. The competition for such personnel is intense. Our failure to manage growth and changes in our business effectively and to attract and retain key personnel could limit our growth and the success of our services and business. We currently do not maintain key person life insurance policies on any of our employees.

(g)	High Level of Dependence on Distributors.

The registrant will not be able to effectively be able to fully exploit its films and television programs without distribution partners. The registrant will not have complete control over how every member of its distribution network (including sub- distributors) releases and markets its films and television programs. Other projects may detract from the distributor’s ability to focus on the marketing and distribution on the registrant’s investments. The distributor may only spend what is minimally required to market and distribute them or, conversely, over spend. Collectively, these factors and decisions could have a negative effect on the amount of revenue generated by the registrant’s investments.

(h)	Inability to Get Distributors to Accurately Account for Receipts Owed to the registrant.

The registrant will seek certain audit rights from the distributor of the registrant’s films and television programs. These rights are intended to protect the registrant’s ability to claim its share of all revenues earned through the distribution of its films and television programs. However, distributors can account for revenues in a manner that makes it difficult to conclusively audit their efforts and determine the registrant’s true share of the receipts due. The company will employ a forensic accountant and a group of professionals who have a track record of gathering facts and accounting to assist the Company in this and other areas of operation on a contract basis.

(i)	Distributor, Exhibitor and Broadcaster Collection Risk.

Local distributors, exhibitors and broadcasters will collect revenues generated by the registrant’s films and television programs. Although the registrant will maintain close relationships with its distribution partners, significant collection risk remains. Sub-distributors, exhibitors and broadcasters may delay sending payments to distributors who, in return, may delay sending payments to the registrant. Distributors, exhibitors and broadcasters also occasionally go bankrupt, preventing payments from materializing. The registrant will be subject to these risks. The company will use specific legal language to assist in films being lost to bankruptcy by Distributors, Exhibitors and/or Broadcasters.

3.	General Investment Risks May Adversely Affect the Registrant

(a)	General Economic and Market Conditions. The success of the registrant’s activities will be affected by general economic and market conditions, such as interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws (including laws relating to taxation of the registrant), trade barriers, currency exchange controls, and national and international political circumstances. These factors may affect the cost, returns and potential liquidity of the registrant’s rights acquisitions and other investments.

(b)	Rights Acquisitions May Fail to Perform as Expected.

In deciding whether to acquire a particular film or television project, the registrant will make certain assumptions regarding the expected future performance and marketability of such rights acquisition. If anticipated future performance and marketability does not occur as expected, the financial performance of the registrant may be adversely affected.

(c)	Failure to Achieve Profitability.

While the Company during its history has generated revenues through its history, since July 2017, the Company has generated very little revenue, approximately $2.6 million. We have not generated any substantial revenues from operations to date from film and television and future financial results are uncertain. We cannot assure you that the registrant can operate in a profitable manner. Even if we obtain future revenues sufficient to expand operations, increased acquisition, operating, marketing and other expenses could and would adversely affect liquidity of the registrant. We forecast our future expense levels based on our operating plans and our estimates of future revenues. If our revenues grow at a slower rate than we anticipate, or if our spending levels exceed our expectations or cannot be adjusted to reflect slower revenue growth, we may not generate sufficient revenues to achieve or sustain profitability. In this case, the value of your investment could be reduced or lost. We expect to continue to incur losses for the immediate future as we build our infrastructure, continue our sales and marketing efforts, and continue development of our services. Even if we do achieve profitability, we may not sustain or increase profitability on a quarterly or annual basis. Failure to achieve or maintain profitability will materially and adversely affect the market price of our common stock.

(d)	Variability in Operating Results.

Our quarterly revenues will also be difficult to forecast because the markets for our proposed programs and services are evolving and our revenues in any period could be significantly affected by new product announcements and product launches by our competitors, as well as by alternative technologies. Variations in timing of sales may cause significant fluctuations in future operating results. In addition, because a significant portion of our business may be derived from orders placed for film and television programs by a limited number of large customers, the timing of such orders can also cause significant fluctuations in our operating results. Anticipated orders from customers may fail to materialize. Delivery schedules may be deferred or cancelled for several reasons, including changes in specific customer or international economic conditions. The adverse impact of a shortfall in our revenues may be magnified by our inability to adjust spending to compensate for such shortfall. Because of these factors and other factors, it is likely that in some future period our operating results will be below the expectations of securities analysts or investors, which would likely result in a significant reduction in the market price of our stock. Period- to-period comparisons of our results of operations will not necessarily be meaningful for the foreseeable future.

(e)	Threat of Terrorism and War.

Terrorist attacks and war could affect the registrant’s performance and asset values. A change in the behavior and mindset of consumers could negatively impact industry revenues. These events are unpredictable and cannot be estimated by the registrant. Bio-Terrorism, Pandemic Flu or other widespread illnesses could also have a detrimental impact on theaters, showings and other events. The company has a business plan in place should such events cause online streaming to become necessary and DVD sales be required to be a main source of income in place of theaters.

4.	Other Risks

(a)

Trading Limitations under “Penny Stock” regulation.

We do not meet the requirements for our stock to be quoted on NASDAQ, American Stock Exchange or any other senior exchange and the tradability in our stock will be limited under the “Penny Stock” regulation. Under the rules of the Securities and Exchange Commission, if the price of the registrant’s common stock on the OTC Bulletin Board is below $1.00 per share, the registrant’s common stock will come within the definition of a “Penny Stock.” As a result, the registrant’s common stock is subject to the “Penny Stock” rules and regulations and its liquidity is restricted. Broker-dealers who sell “Penny Stocks” to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of “Penny Stock.” These regulations require broker-dealers to: (i) Make a suitability determination prior to selling “Penny Stock” to the purchaser; (ii) Receive the purchaser’s written consent to the transaction; and (iii) Provide certain written disclosures to the purchaser. These requirements may restrict the ability of broker/dealers to sell the registrant’s common stock and may affect the ability to resell the registrant’s common stock.

(b)	Costs of Reporting and Other Requirements.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 will be substantial and may result in us having insufficient funds to complete the development of our product line or even to meet routine business obligations. If we become a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs could range up to $75,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because we have not yet completed development of our line of services, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. As a result, we may not have sufficient funds to complete the development of our line of services or even to meet routine business obligations.

(c)	Insurance May Not Cover All Future Liabilities.

We intend to carry commercial, general liability and comprehensive insurance on our operations, including fire, liability, extended coverage, other casualty insurance and key man insurance where indicated. There may be risks that are uninsurable on terms that we believe to be economic. In addition, losses may exceed amounts on the policies.

(d)

Investing in the registrant Can Have Complicated Tax Consequences.

Persons considering an investment in the registrant are strongly encouraged to consult their own tax advisors regarding the tax consequences (including any U.S. federal, state, local, and foreign taxes) of their prospective investment and the consequences of such an investment to them. This offering is being made on the explicit condition that each prospective investor will rely solely on such person’s own advisor with respect to the tax consequences of purchasing, holding and disposing of interests in the registrant.

DILUTION

If you purchase common stock in this offering, you will experience an immediate and substantial dilution in the projected book value of the common stock from the price you pay in this initial offering. The book value of our common stock as of June 30, 2021 is $14,796,719 or $0.0006 per share. Projected book value per share is equal to our total assets, less total liabilities, divided by the number of shares of common stock outstanding. Assuming completion of the offering, there will be up to 74,345,599,433 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various numbers of shares sold.

	25%	50%	75%	100%
Funding Level	1,250,000	2,500,000	3,750,000	5,000,000
Offering Price	0.0001	0.0001	0.0001	0.0001
Number of shares sold	12,500,000,000	25,000,000,000	37,500,000,000	50,000,000,000
Net tangible book value per share before offering	0.0000006	0.0000006	0.0000006	0.0000006
Pro forma net tangible book value per common share after offering	0.00003	0.00005	0.00006	0.00007
Dilution per share to new investors	0.0000294	0.0000494	0.0000594	0.0000694
Dilution as a percentage of offering price	29.4%	49.4%	59.4%	69.4%

Based on 24,345,599,433 common shares outstanding as of June 30, 2021 Since 08-31-2016, the current shareholders have paid an aggregate average price of ranging from $.86 per share on 08-31-2016 to $.0004 per common share currently in comparison to the offering price of $0.0001 per common share.

The registrant may issue equity and debt securities in the future. These issuances and any sales of additional common shares may have a depressive effect upon the market price of the registrant’s common shares and investors in this offering.

No securities are being sold for the account of shareholders; all net proceeds of this offering will go to the company.

PLAN OF DISTRIBUTION AND SELLING SECURITYHOLDERS

Our common stock offered through this offering is being made by Gregory Martin, our Chairman, President, Chief Executive Officer and Director. Our Common Stock may be sold or distributed from time to time by Mr. Martin or directly to one or more purchasers utilizing general solicitation through the internet, social media, and any other means of widespread communication at a price of $0.0001 per share.

In connection with the Company’s selling efforts in the offering, Gregory Martin will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Martin is exempt from registration as he 1) is not subject to a statutory disqualification, as defined in Section 3(a)(39) of the Exchange Act; 2) will not be compensated in connection with the sale of the issuer’s securities by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and 3) is not an associated person of a registered broker-dealer. Further, Mr. Martin’s duties are limited in Frequency and Proportion: 1) he will remain with the Issuer in the capacity as Chairman, President and CEO, 2) was not an associated person of a broker-dealer in the previous 12 months, and 3) has not nor will not participate in an offering of securities by any other issuer in a 12- month period.

The Company will receive all proceeds from the sale of the 50,000,000,000 shares being offered. The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be no more than

$75,100.00

We cannot assure you that all or any of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. Therefore, we may sell only a nominal number of shares, in which case our ability to execute our business plan might be negatively impacted. We reserve the right to withdraw or cancel this Offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Certificates for shares purchased will be issued and distributed by our transfer agent, Issuer Direct, Inc promptly after a subscription is accepted and “good funds” are received in our account.

Deposit of Offering Proceeds

This is a direct primary, self-underwritten basis offering, so we are not required to sell any specific number or dollar amount of securities but will use our best efforts to sell the securities offered. We have made no arrangements to place subscription funds in an escrow, trust or similar account, which means that all funds collected for subscriptions, will be immediately available to us for use in the implementation of our business plan.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is set at $0.0001. There is no assurance that we will raise the full $5,000,000 as anticipated.

The principal purpose of this Offering is to allow the Company to make acquisitions of completed and in-progress motion pictures and television programs, offer financing to early stage film projects, develop their marketing strategy, and for general working capital. The Company intends to apply these proceeds substantially as set forth herein; provided, however, the Company has the complete discretion and authority to reallocate the use of proceeds.

These proceeds will be used as follows:

Funding Level:	$500,000	$1,000,000	$2,500,000	$5,000,000
Gross Proceeds:	$500,000	$1,000,000	$2,500,000	$5,000,000
Expenses:	$100,000	$100,000	$100,000	$100,000
Net Proceeds:	$400,000	$900,000	$2,400,000	$4,900,000
Use of Proceeds:
Start-Up Costs (1):	$150,000	$150,000	$150,000	$150,000
Marketing & Sales (2):	75,000	75,000	75,000	75,000
Film Rights/Distribution (3) :	50,000	100,000	250,000	500,000
Working Capital (4):	100,000	400,000	900,000	$1,800,000
Net Proceeds Expended:	$375,000	$725,000	$1,375,000	$2,525,000

(1)	Start-Up Costs include obtaining sufficient office and production space of approximately 5000 square feet; salaries to Mr. Ean Martin of $100,000 per year, an assistant for the corporate office for $36,000 and additional staff dependent upon the size and scope of operations dependent upon the amount of funds raised in the Offering.
(2)	The Company intends to engage the services of outside sales companies now employed in the business of selling films and television programming to their established clientele, until such time that the Company has built up its own customer base.

(3)	Dependent upon the amount of funds raise in this Offering, the Company will acquire films and television programming for its own library and make a small slate of films set for production in 2021 and 2022.
(4)	Funds left in the Company’s bank accounts for the purpose of the day- to-day operations including any potential extraordinary items or opportunities that meet the business plan in the Circular.

If the company does not sell all of the shares and therefore does not raise the full amount intended, the company will revise its use of proceeds accordingly. Management will always use its best judgment in the allocation of funds even if less than the full offering amount is received by the company. Such plans of contingency will allow the company to operate in the event a full raising of capital becomes unsuccessful.

DESCRIPTION OF BUSINESS

The Company

INCAPTA, INC., a Wyoming corporation (“the Company”) was incorporated under the laws of the State of Wyoming on December 28, 2017.

INCAPTA, INC. is currently a developmental stage, having completed out concepts, identified target growth areas in the industry, and are now seeking funding in order to fully develop and market our services.

To date the company has not engaged in any material film operations nor generated any revenue in that arena. The company has acquired a wholesale grocery business operating in 48 states with customers in those states with revenue averaging in excess of $1,000,000.00 annually the last 2 years of full operations of that company, which was acquired in January of 2019 and had been in operation since the 4th Quarter of 2005 with a long history of consistent sales.

Business Objectives and Strategies

The registrant is seeking to create a broad portfolio of entertainment assets. The registrant believes that superior returns in the motion picture and television programs are generated by (i) the “breakout” success of individual investments as well as, (ii) the eventual sale, possibly by way of a public offering, of a wide portfolio of assets created or acquired in pursuit of such “breakout” success. A recent example of the latter is the sale of the 700 title Miramax film library to a group of investors for US$660 million in 2010.

To maximize exit value, the registrant will focus primarily on the acquisition of completed motion pictures and television programs (so-called “library assets”) allowing the registrant to achieve a greater degree of scale. The registrant intends to also produce its own content in the future and has 12 completed screenplays and other TV shows in development.

While the possibility for “breakout” success can be optimized through detailed analysis, access to captive capital and control over investment timing, it is difficult to predict exactly when and where “lightning will strike.” The building of a valuable portfolio of commercial entertainment assets, however, can be planned to a much greater degree. New investments replenish and drive the value of any library of motion pictures and television programs.

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Each new motion picture and television program bears with it an option for “breakout” success. The assets in aggregate provide the exit value as well as the financial hedge to the risks contained within the portfolio of “breakout” options financed. Proper management and planning is as important as “staying in the game.”

The registrant’s investment strategy will be developed with consideration of the following:

●	Strong reliance on continual quantitative research to drive capital allocation in an industry that often functions merely on “gut feeling.” The Principal and his team has spent the past 14 years building (i) an unparalleled database on the performance of entertainment assets, and, (ii) a process for keeping such information current in addition to talent over the last 40 years in Hollywood with combined talent of its staff and actors of over 120 years of management and acting/film experiences combined.

●	A reliance not only on data but on constant and iterative testing of investment and production decisions throughout the acquisitions, development, production and distribution process against market opinions. This will be achieved by an open, direct and continuing dialogue with leading and creditworthy distributors from territories around the world, some of whom will be business partners of the registrant.

●	A paradigm shift in the traditional distribution and financing models driven is by the decline in the direct-to-video value of entertainment assets, which has historically provided a downward hedge to “busted” theatrical films, i.e. films which did not ultimately enjoy their intended release (or level of release) in cinemas. Without this hedge, it has become more difficult and risky for independent distributors to pre-buy product. This has resulted in a downward shift in price points and a shift toward product that is hedged by television value as opposed to direct-to-video value, such as name brand “A-list”, cast-driven, action thrillers and higher budget special effects-driven films, which are expected to be a primary focus of the registrant along with a small number of lower budget films with “A List” to “C List” actors who may be considered in their latter career years but still showing strong box office and foreign video sales numbers, overall.

●	Value-driven versus cost-driven investment decisions are must. Most of the independent production industry utilizes cost to justify value as opposed to determining value so that an economically justifiable level of cost is derived. This is partly explained by the poor negotiating position of poorly capitalized producers and financiers.

●	A shift in production decisions of major studios who retreated to smaller release slates for costlier alleged “tent-pole” films with budgets approaching or even exceeding $300 million in production cost alone. This has provided a significant opening in the marketplace for a quality- oriented and well-capitalized company to operate at lower budget levels. The focus of major studios on lower volume at higher price points and the resulting decrease in competition for production resources has driven down salaries for stars and other high-profile creative talent among other costs.

●	The inability of the majority of industry players to make capital allocation decisions that lead to the green light of a motion picture or television program is extensive. This results in an inability to properly plan and negotiate price points for talent, crew, equipment, services and locations which in turn results in a needless waste of capital and resources and results in inferior product. This is due to the vast majority of attention being redirected from production and creative management post- capital allocation decision to continuing search for pieces to the remaining financing under the duress of attempting to move forward with a partially funded project.

●	Independent distributors value and are willing to pay a premium for certainty in terms of how and when projects are realized. In the current market, buyers seeking 10 motion pictures for their theatrical slate often have to acquire 15 – 20 to account for the fact that many announced projects never commence production (let alone commence production with the creative elements originally announced). This creates substantial frustration and potential problems for a territorial distributor who requires a steady stream of product of a certain volume. Too few motion pictures mean under- utilization of overhead and too many strains of operational and financial resources.

●	“Green-light” capacity will make the registrant an attractive partner to film production facilities, local government, co-financiers and debt providers who lack such capacity. The registrant will seek to syndicate part of its investment risk to these third parties on terms attractive to it. The registrant will at all times retain ownership and control over the asset financed.

●	Many U.S. distributors are seeking partners to fund marketing costs (also known as Print & Advertising Costs or P&A Costs) for third party productions required to complete their annual slate of theatrical releases. A wide domestic release has become the principal value driver and will significantly increase not only the domestic but also the worldwide value of a motion picture. The capacity to selectively finance or co-finance “P&A Costs” will give the registrant greater control over its ability to maximize value and will make it a more attractive business partner to distributors worldwide. All the major studios have lucrative foreign output deals consisting of pay and free television broadcasters which are generally kick in via a wide U.S. theatrical release (the exact scope and definition of which varies in each instance). As the studio’s production volume has declined, these studios will often make so-called “slots” available under these output agreements to qualifying motion pictures financed by third parties, such as the registrant in return for a fee.

●	The relative void created by the recession-related withdrawal of significant numbers of equity funds and high net worth private individuals from the business of financing motion pictures and television programs and the crisis-related financial strain from which many industry participants have not yet recovered has created continuing opportunity both investment into new motion pictures and television programs as well as acquisition of existing library assets.

Development Financing

Development Financing includes the acquisition of underlying rights (such as motion picture and television program rights to novels, articles, life stories or foreign films suitable for remake), treatments and screenplays, payment to writers and consultants as well as payment for the budgeting, scheduling, location scouting and packaging of motion pictures and television programs for production. It will provide the registrant with (i) a significantly greater degree of control over the assets financed, and (ii) a strong competitive advantage vis-a-vis other producers and financiers that limit themselves to production and distribution risk only.

Many of the fully packaged films available to the independent marketplace for late-stage acquisition and financing have already been thoroughly reviewed and rejected by the major industry participants. Subsequently, fully packaged films with high commercial potential tend to be the exception rather than the rule (although the registrant will carefully consider these projects as well).

Development Financing will allow the registrant to secure ownership to higher quality material than is generally available at a later stage. Major studios as most large corporations often move slowly allowing the registrant to be highly competitive in selected situations. Twilight, The Hunger Games, Taken, Resident Evil, to name but a few, were all the result of early-stage Development Financing. This type of financing will significantly raise the profile of the registrant in the creative community and allow the registrant to build partnerships with A-list talent and high- profile directors. This will credibility and facilitate the packaging of development projects with major directors and actors during the pre- production phase – a key challenge to any independent financier.

The primary development focus of the registrant will be on (i) action and thriller product in the vein of Taken, The American, The Transporter and Hanna, and (ii) on higher budgeted visual effects driven genre films such as District 9, Underworld and Resident Evil. Both types of films are a suitable fit for a new theatrical landscape in which studios are producing fewer, ever more ambitious “tentpole” films such as the Dark Knight and the Harry Potter series. Consequently, both types are well suited to an independent financier seeking not only the “breakout” option value of individual investments but also the long-term portfolio value generated through the creation and aggregation of a large number of entertainment assets.

In all cases and throughout the development process, the registrant will seek the advice and guidance of key distributors on an iterative basis from first acquisition of intellectual property. The Principal has extensive relationships with such distributors, many of whom are clients of the Consulting registrant.

The goal will be to secure upfront and firm distribution commitments with fixed payments, so-called “minimum guarantees” or “MGs,” which are due on delivery of the motion picture or television program (see also the “Production Financing” criteria described in the next section).

The distributors’ involvement ensures a strong and current commercial perspective validated not only by internal experience and research but also by a continually changing outside marketplace. The amount of the MGs secured will validate the size of the eventual budget of the motion picture or television program.

The registrant will have full ownership and control of the intellectual property it develops. In the case of “breakout” success, the registrant will be able to reap significant rewards by way of control over sequel, spin-off and ancillary rights such as licensing and merchandising. Had Twentieth Century Fox not relented control to George Lucas over the sequel and merchandising rights to the original Star Wars which was released in 1977, the director would likely not be the multi-billionaire he finds himself today.

Given the early-stage nature of Development Financing, the registrant will limit its total exposure to it at any given time to the lesser of (i) U.S.

$2 million, and, (ii) 5% of the assets under management of the registrant.

The Development Financing will be repaid with a premium from the budget of a motion picture or television program on the earlier of (i) start of production, and (ii) full closing of Production Financing. In addition, it will entitle the registrant to a significant portion of the economic upside.

Prints and Advertising (P&A) Financing

P&A Financing refers to the financing of marketing costs for release of motion pictures in movie theaters. The term comes from the two major components of such marketing costs; (i) the creation of physical print copies of the film, and, (ii) advertising.

The advent of digital print distribution has dramatically reduced the required outlay for creating and delivering copies of a motion picture to individual movie houses while the cost of advertising has significantly increased with the competition for eyeballs. P&A in 2021 and beyond has become an outdated manner in which to get “eyeballs” on the movie screen. With the advent of YouTube and other online streaming platforms showing tv shows and movies, P&A financing is becoming less of a factor. It appears that trend will continue, even post Pandemic and beyond since the movie industry is rapidly changing from old Hollywood to the new paradigm.

P&A Financing consists of the initial commitment (through opening weekend) as well as any follow-on investment required in case of success. Additional monies are used to “chase” revenue potential from a “hit.”

The registrant will focus on commercial films suitable for wide release (i.e. on a minimum of 2000 screens) in the United States. It believes that these films have the highest probability of recouping their P&A Financing as well as generating significant additional returns. The registrant’s Production Financing strategy will focus on selectively choosing motion pictures meriting such wide release.

The financial crisis and the major studio’s shift in focus on ever fewer and much larger “tentpole” films has created a capital shortage for the marketing costs of independent films meriting a wide commercial release. Many independently financed producers are having difficulty obtaining P&A funding from distributors and other sources.

This trend has coincided with the shifting of commercial prospects of motion pictures in ancillary markets (such as online, DVD and television) towards films that have benefited from a wide theatrical release. So-called “busted theatricals,” i.e. films that were produced with the intention of theatrical exploitation but went straight to video instead, now have significantly less value in later distribution windows than before.

An additional advantage to distributors in accessing third-party P&A Financing is the favorable GAAP treatment of off-balance sheet funding of theatrical release costs. Under US GAAP, if the P&A is provided by the studio or distributor, it can no longer be capitalized and is required to be expensed in the current period. With the advent of internet streaming, the company intends to use not only theater distribution to access screens, but also stream movies on a free, pay-per-view and subscription basis.

As indicated above, wide theatrical release via a studio partner often triggers domestic pay and foreign television deals that can significantly increase the value of the worldwide rights of a motion picture. Given the reduced volume of production at the major studios, slots for these domestic foreign television deals are often available to third party producers if P&A costs can be financed.

Subsequently, the capacity to commit P&A Financing in selected circumstances will be strong competitive advantage for the registrant and permit it to generate better returns.

An attractive aspect of P&A financing is that it is funded on a last-in, first-out basis and is generally committed late in the life cycle of a film (after completion). The final capital allocation decision for P&A financing is generally made after completion of a motion picture. This allows the commercial prospect to be independently verified and tested by way of test screenings and focus groups. A number of third-party companies such as Ipsos Worldwide Motion Picture Group provide these services.

P&A financing has a high velocity of capital as funding commences just before the theatrical release of the film and recoups from first proceeds. A senior debt “ultimates” facility can accelerate this further. Banks will finance up to 80% of major studio ultimate revenue statements provided starting two months from theatrical release. “Ultimates” are a distributor’s internal estimates of revenue potential through all distribution windows of a film.

P&A will be repaid from all receipts (net of exhibitor / movie theater share, fees to the distributor handling the marketing and physical distribution, guild residuals and any box office bonuses or other participations) generated from exploitation of the motion picture in the United States in first position together with either (i) a premium and an on-going profit participation, or (ii) an override to the distribution fee charged by the major studio or independent distributor handling the actual theatrical distribution of the film.

P&A will not be necessary on any streamed movies the company undertakes, thus saving the company a substantial sum of money.

Rights Acquisition

In order to supplement its investment into new motion pictures and television programs, the registrant will build out its entertainment asset value through the careful acquisition of copyright and worldwide distribution rights to so-called library titles, i.e. motion picture and television programs that have completed their first cycle of exploitation.

Focus will be on titles with recognizable actors and resulting TV value.

The registrant sees specific opportunity in the field of motion picture and television program library acquisition due to the fact that asset ownership in the independent film business is extremely fragmented and there is little to no liquidity for individuals looking to sell one or a few titles.

The Registrant believes that a number of films featured at the numerous worldwide film festivals make for an attractive target to acquire films that may have won awards at those festivals or which have been lost in a sea of other films vying for the spotlight to acquire 50% to 100% ownership rights in those films without the cash outlay by the company through a “revenue share program” specifically for such films which might not otherwise ever achieve notoriety or make it into any type of distribution scenario. This will include box office, DVD and online sales, respectively.

While larger libraries often sell for significant premiums to discounted cash flow, “one-off” titles or small groups of titles can be acquired for significant discounts. This is especially true in the general current economic environment as a result of the lack of liquidity in the entertainment industry specifically.

Industry Overview

The motion picture industry involves the production and distribution of feature films. Production involves the development and physical production of feature-length films. Distribution involves the domestic and international marketing and exploitation of those films in a variety of ways, including theatrical exhibition, home video sales and rentals, licensing fees from pay and broadcast television operators and revenue from ancillary markets. The major studios have leading industry positions based on the number of films that they release. The major studios are generally part of large, diversified corporations with production and distribution operations and established relationships with exhibitors, creative talent and others involved in the industry. The MPAA defines the major studios as Metro-Goldwyn-Mayer Inc. (including MGM Studios, MGM Pictures, Orion and UA Films), Paramount Pictures Corporation, Sony Pictures Entertainment, Inc. (including Columbia Pictures), The Walt Disney Company (including Buena Vista, Miramax Films and Touchstone), Twentieth Century Fox Film Corp., Universal Studios and Warner Bros. (including Castle Rock Entertainment, New Line Cinema and Turner). In the past seven years, the total number of feature films released in the United States has remained relatively stable, with 471 released in 1996 compared to 473 released in 2003, according to the MPAA. In addition to distributing films developed and produced by their wholly owned studios, the major studios also distribute films of independent production companies and independent film studios.

Competition

The film and television business are highly competitive. Our competition includes major film studios, well capitalized and established independent companies, as well as the burgeoning television and online sectors. We will be competing with well-connected operations at every stage of development.

We will have to compete with these companies based on the quality of our product and our strategic growth strategy that requires us to identify projects which will interest consumers and releasing those projects at the most opportune times to capitalize on the less-saturated film seasons.

Employees

The company currently has two (2) employees. We do not anticipate hiring any additional employees for the balance of the calendar year of 2021, except for 1099 contractors to complete various aspects of movies writing and production.

Principal Executive Office

The Company’s principal executive office is located at 1876 Horse Creek Road Cheyenne, Wyoming 82009

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

The following discussion of our financial condition and results of operations should be read in conjunction with the unaudited consolidated financial statements, including notes thereto, for the periods ended December 31, 2019 10k and December 31, 2020 (unaudited), which is included herein along with 3rd Quarter 2021 updated results, which are also unaudited.

Overview

The Company was organized in Wyoming under the laws of the State of Wyoming. The Company’s headquarters are located in Cheyenne, Wyoming. The Company’s business model is to be an entertainment, film production, asset acquisition, management, and distribution company with a focus on audiovisual content including feature films, television programming and web series.

Results of Operations

As an early-stage operating company with its current business model, we have generated limited revenues and incurred operating expenses of which are included in the InCapta, Inc. 10 K reports for 2019 and 2020 respectively, and the last Quarterly report of 2021. Our operating expenses consisted of legal and preparation fees and continue to increase as we pursue this offering and implement sales and marketing initiatives.

Plan of Operations

The registrant has not yet fully developed its film and television acquisition and distribution programs. It does have 13 completed screenplays ready and in various stages of development and others being completed monthly and in addition, various associates and actors within the company have many screenplays ready for development.

The main uncertainties or obstacles involved before planned operations can commence include raising sufficient funds to market and advertise, hire key consultants, sales staff and implementing services.

If we are unable to raise sufficient funds or obtain alternate financing, we may never complete development of the film side of the business and become profitable in that side of operations. The grocery company and radio network will however remain profitable since the radio network has little overhead and the grocery company is strongly established with a long operating history and the fact that just about everyone buys groceries and has to eat.

Our current cash balance is estimated not to be sufficient to fund our current operations. Mancuso Martin Productions and Gregory Martin has verbally agreed to loan any amounts up to $100,000 needed to run operations. Any loan provided by 007 Management Services, or Gregory Martin shall be binding, with an interest rate of five percent per annum and a term of one year. However, we still need raise sufficient funds to complete the development of our service line.

No other financing plans are in place. We may never obtain the necessary financing to complete product development and begin operations for film. Should that occur or we deem it in the company and shareholder best interest, available funding and or proceeds may be utilized for expansion of the grocery company.

We anticipate that in the event we are able to raise a minimum of $5,000,000 in the next 12 months, that we believe we would be able to acquire film and television rights that would generate at least $8,000,000 per year in positive cash flow using the formula below. Our initial goal is to obtain films and television programming in the action, horror, comedy, sports and romance genre, which generally require lower budgets to complete.

Based on past performance of small independent film distributors, we have collected historic data showing an average film in the $1-2 million budget range, produces approximately $211,000 in net income in the first 2 years of distribution. Our goal would be to acquire these films for $50,000 each and to allocate and additional $50,000 in distribution and marketing expenses. After recouping our expenses, we would enjoy 50% of the revenue stream for a period of 5 years, while adding the film to our library. There is no assurance that any of the films we acquire will produce any income and may result in a total loss of our investment.

Independent film makers generally do not have the budget to hire distribution firms once the film is completed. By purchasing the low budget film upon its completion, we enable the producer to benefit on the same magnitude he/she would if they had the funds to hire a sales company, pocket a $50,000 sales fee, and have their film distributed worldwide through our proprietary platform. At the same time, we add to our library and build asset value.

We anticipate that if we were able to raise $5,000,000, this formula would enable us to acquire up to 75 films in the first year. In the event we are not successful in selling all of the securities to raise $5,000,000, we would give priority to allocating capital to acquisitions, shooting and producing select films, development of our distribution platform, and to develop sales in the industry.

We anticipate producing 2 films per year with budgets of less than $2,000,000 each. We believe these films will provide sustainable revenue to allow us to continue 2 films each year based on the same capitalization. Any remaining capital would be used to fund our working capital needs which we anticipate to be no more than 15-20% of our revenue stream. We have an opportunity to produce a film with 2 highly recognizable and bankable actors with a track record of numerous successful action films.

Liquidity & Cash Flow

We have received revenues to date or approx. $2.6 Million for operating the food and grocery wholesale business since 2019. Until we are able to raise funds to pursue our film and television business plan and generate material revenues, our activities will be restricted.

Our current cash balance is estimated not to be sufficient to fund our current operations. Gregory Martin, our Chairman, President and Chief Executive Officer and Director has verbally agreed to loan any amounts up to $100,000 needed to run operations. Any loan provided by Mr. Martin shall be binding, with an interest rate of five percent per annum and a term of one year. However, no other financing plans are in place. We will still need to raise sufficient funds to complete the development of our service line.

Current and Future Financing Needs

Our cash balance is not sufficient to fund our limited levels of operations for any period of time. We have been utilizing and may utilize funds from Gregory Martin our Chairman, President, Chief Executive Officer and Director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. Mr. Martin, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to continue our plan of operations for the next twelve-month period, we require a minimum of $100,000 to $125,000 of funding from this offering.

We have accumulated net losses but under current management, financials show a marked decrease in expenses and deficits. Management recognizes the Company’s need for capital is paramount to its future success and requires obtaining the funds being raised in this Offering. Management believes that this is the primary key to achieving success. The actual amount of funds we will need to operate is subject to many factors, some of which are beyond our control.

Going Concern

While the company has a long history since 1999, having changed names and operations but never operating as a shell, the portion of the film Company does not yet have a solid history of financial stability. The principal sources of liquidity have been the issuance of convertible debt,(by previous management in 2015-2017) equity securities and prior year’s deferral of current officers’ compensation since 2018. These factors raise doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue operations is dependent on the success of management’s plans, which include the operational business model described herein and the success of the Company’s current securities offering.

The Company requires the funds obtained from this offering to finance the growth of its current and expected future operations and believes its current available cash along with anticipated cash will be insufficient to meet its cash needs for the long-term future.

Off-Balance Sheet Arrangements

We do not have any unconsolidated special purpose entities and we do not have significant exposure to any off-balance sheet arrangements.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The table below summarizes key full-time contributors during the startup phase of the company. All of these individuals and several more are key to the growth phase of the company.

Name	Position	Age
Gregory Martin	Chairman/CEO, Director	60
Ean Martin	Chief Operating Officer/Director	23

Gregory Martin, Chief Executive Officer

From 1999 to 2006, Mr. Martin acted as Founder, Chairman, Chief Executive Officer and Principal Advertising Officer of Triton Golf. The company, located in Reading, Pennsylvania and Cheyenne, Wyoming, was a golf firm whose primary function has been to promote and sell its line golf balls, gloves, equipment and apparel.

Under Mr. Martin's direction, the company sold golf equipment, produced in-house commercials and infomercials to drive sales and developed markets in several countries including the U.S. in the golf industry for sales of golf balls, gloves, shoes, golf clubs and apparel.

From 1996-2018, Mr. Martin’s broad-spectrum experience in the business world, included developing start-ups in golf and entertainment; including forming Mancuso Martin Productions and creating 3 radio properties for Talk Radio, Oldies/Classic Hits and Christian Talk and Music Markets; that brand, Leading Edge Radio Network is operated currently as 2 internet radio networks. In May 2021, Mr. Martin sold the radio network to InCapta, Inc., for 10,000,000 shares of Preferred stock at 0.0010

From 2014 to 2021, Mr. Martin acted as sole proprietor of Leading Edge Radio Network and CEO of Mancuso Martin Productions. Mr. Martin acted as the sole officer and director and the company had no outside investors other than himself and, as such, Mr. Martin never offered nor provided any investment advice nor acted in an investment advisor capacity. He served as company President in 2016 of InCapta, Inc., and took over management of the company fully as Chairman and President upon the resignation of its former Chairman and President.

Ean Martin, Chief Operating Officer

Mr. Martin, age 23, has experience in golf and Pro-Shop management from 2014-16, and film and TV production through Mancuso Martin Entertainment from 2015 to current. In July 2017, he joined the board of directors of InCapta, Inc. He was made Chief Operating Officer on July 9, 2018 where he leads the company in creating sucessful multi-million dollar revenue operations. Mr. Martin has also formed Quantix Golf, Inc from the ground up, creating a global golf ball and equipment manufacturing company and is currently serving as President and CEO since 2019.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Since inception, we have not paid any compensation to our officers or directors. Mr. Martin was granted 30,000,000 common shares in exchange for his services as President of the Company prior to being voted in by the former Chairman and CEO. Mr. Martin currently has a formal employment agreement in place and has agreed to act in a management capacity with the registrant for a minimum of three years with Five (5), one (1) year optional extensions.

We do not have any standard arrangements by which directors are compensated for any services provided as a director. No cash has been paid to the directors in their capacity as such. The Company expects that if the proceeds of this offering are deemed to be reasonably sufficient, it will thereafter seek to provide salaries to our officers who have worked for the company without paid compensation since their terms began. We do not expect to separately compensate our directors.

We do not have an employment or consulting agreement with any officers or Directors, other than Mr. Gregory Martin and Ean Martin. The Company intends to enter into employment agreements with our Chief Operating Officer following the offering. The amount raised pursuant to this offering will weigh heavily with regards to the relative compensation offered to our officer.

The following compensation was paid to the individuals listed below.

Name	Capacities in which Compensation was Received	Cash Compensation ($)	Share Compensation		Total Compensation ($)
Gregory Martin	Chairman and President	$-	30,000,000	(1)	$-
Gregory Martin	Chairman and President		3,000,000	(1B)
Gregory Martin	Chairman and President		1,182,550,000	(1C)

Ean Martin	Chief Operating Officer		266,750,000	(2)

(1)	May 24, 2017, the Company issued 30,000,000 of its authorized restricted common stock to its CEO and Director, Gregory Martin, in exchange for executive services rendered. Mr. Martin continues to provide services to the company on an accrued salary basis of $8333.33 monthly since that date and has not been paid to date.

(1B)	On March 23, 2021, the Company issued 30,000,000,000 of its authorized restricted common shares to its Chairman, President and Director, Gregory Martin in exchange for an acquisition by the Company of Mr. Martin’s longtime operating grocery company, Banana Box Wholesale Grocery, LLC. In May of 2021, Mr. Martin returned those shares of Common stock and replaced them with 3,000,000 shares of preferred stock, currently pending issuance.
(1C)	On March 23, 2021, the Company issued 1,182,550,000 shares on its restricted common shares in exchange for executive services rendered from July 2018-March 2021.
(2)	On July 9, 2018 the company authorized 266,750,000 shares of its restricted common stock to its Chief Operating Officer, Ean Martin.

The price per share is $.0001, per share, for a total of 266,750,000 shares issued on March 23, 2021.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities.

This portion left blank intentionally

The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

Name	Number of Shares	Percentage	Percentage after Offering
Officers and Directors
Gregory Martin	1,212,550,000	.049%	.016%
Ean Martin	266,750,000	.011%	.0036%

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Ean Martin, Chief Operating Officer of the company is the son of Gregory Martin, Chairman, President and CEO of the company.

LITIGATION

Although we may become subject to litigation or other legal proceedings from time to time in the ordinary course of our business, we are not a party to any pending legal proceedings and are not aware of any material threatened legal proceeding.

SECURITIES BEING OFFERED

We have authorized capital stock consisting of 100,000,000,000 shares of common stock, $0.001 par value per share (“Common Stock”). As of the date of our 10 Q report for quarter ending June 30th 2021, and taking into a Share Transactions, we have 24,345,599,433 shares of Common Stock issued and outstanding and an additional 500,000,000 shares authorized and unissued and disclosed in this document on Page 2 for future acquisitions.

The company is hereby offering for sale to the public, 50,000,000,000 shares of its common stock at an initial price of $0.0001 per share with a ten million (10,000,000) share minimum and no maximum number of shares per buyer within the limits set forth under the rules, up to the remaining amount available for sale without exceeding $5,000,000.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Dividends

The Company has never declared or paid any cash dividends on its common stock or preferred stock and currently intends to retain any future earnings to finance the expansion of its business. As a result, the Company does not anticipate paying any cash dividends on its common stock in the foreseeable future.

This portion of the page left blank intentionally.

Disclosure Statement Pursuant to the Pink Basic Disclosure Guidelines

InCapta, Inc.

1876 Horse Creek Rd.

Cheyenne, WY 82009

[682-229-7476]

[www.incapta.com]

[president@incapta.com]

[7841]

Annual Report

For the Period Ending:

12/31/2019

As of [12/31/2019], the number of shares outstanding of our Common Stock was: 5,885,215,492

As of [09/30/2019], the number of shares outstanding of our Common Stock was: 5,885,215,492

As of [12/31/2018], the number of shares outstanding was: 5,885,215,492

Indicate by check mark whether the company is a shell company (as defined in Rule 405 of the Securities Act of 1933 and Rule 12b-2 of the Exchange Act of 1934):

Yes: ☐ No: ☒

Indicate by check mark whether the company’s shell status has changed since the previous reporting period:

Yes: ☐ No: ☒

Indicate by check mark whether a Change in Control5 of the company has occurred over this reporting period:

Yes: ☐ No: ☒

5 “Change in Control” shall mean any events resulting in:

(i)	Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becoming the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(ii)	The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii)	A change in the composition of the Board occurring within a two (2)-year period, as a result of which fewer than a majority of the directors are directors immediately prior to such change; or

(iv)	The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

OTC Markets Group Inc.

OTC Pink Basic Disclosure Guidelines (v3 February 2021)

1)	Name and address(es) of the issuer and its predecessors (if any): InCapta, Inc.

In answering this item, provide the current name of the issuer any names used by predecessor entities, along with the dates of the name changes.

June 1997-SyCo Comics & Distribution Inc., February 1999- Syconet.com, Inc., November 2002- Point Group Holdings, Inc., January 2004- GameZ n Flix, Inc., May 2009- TBC Global News Network, Inc., October 2015- InCapta, Inc.

The state of incorporation or registration of the issuer and of each of its predecessors (if any) during the past five years; Please also include the issuer’s current standing in its state of incorporation (e.g. active, default, inactive):

Nevada-Inactive, Wyoming-Active and In Good Standing

Describe any trading suspension orders issued by the SEC concerning the issuer or its predecessors since inception:

NONE

List any stock split, stock dividend, recapitalization, merger, acquisition, spin-off, or reorganization either currently anticipated or that occurred within the past 12 months:

Acquisition- Banana Box Wholesale Grocery (January 3, 2019)

The address(es) of the issuer’s principal executive office:

1876 Horse Creek Rd, Cheyenne, WY 82009

The address(es) of the issuer’s principal place of business:

Check box if principal executive office and principal place of business are the same address: ☒

Has the issuer or any of its predecessors been in bankruptcy, receivership, or any similar proceeding in the past five years?

Yes: ☐ No: ☒

If this issuer or any of its predecessors have been the subject of such proceedings, please provide additional details in the space below:

2)	Security Information

Trading symbol:	INCT
Exact title and class of securities outstanding:	Common Stock
CUSIP:	45331T200
Par or stated value:	0.001
Total shares authorized:	100,000,000,000 as of date: 12/31/2019
Total shares outstanding:	5,885,215,492 as of date: 12/31/2019
Number of shares in the Public Float [6]:	4,440,134,646 as of date: 12/31/2019
Total number of shareholders of record:	533 as of date: 12/31/2019

OTC Markets Group Inc.

OTC Pink Basic Disclosure Guidelines (v3 February 2021)

All additional class(es) of publicly traded securities (if any):

Trading symbol:
Exact title and class of securities outstanding:
CUSIP:
Par or stated value:
Total shares authorized:	as of date: __
Total shares outstanding:	as of date: __

Transfer Agent

Name:	Issuer Direct
Phone:	(919) 744-2722
Email:	julie.felix@issuerdirect.com
Address:	1 Glenwood Ave, Suite 1001, Raleigh, NC 27603

Is the Transfer Agent registered under the Exchange Act?7 Yes: ☒ No: ☐

3)	Issuance History

The goal of this section is to provide disclosure with respect to each event that resulted in any direct changes to the total shares outstanding of any class of the issuer’s securities in the past two completed fiscal years and any subsequent interim period.

Disclosure under this item shall include, in chronological order, all offerings and issuances of securities, including debt convertible into equity securities, whether private or public, and all shares, or any other securities or options to acquire such securities, issued for services. Using the tabular format below, please describe these events.

A.	Changes to the Number of Outstanding Shares

Check this box to indicate there were no changes to the number of outstanding shares within the past two completed fiscal years and any subsequent periods: ☒

Shares Outstanding as of Second Most Recent Fiscal Year End:

	Opening Balance		Transfer Agent Verified
	Common: 5,885,215,492					Individual/
	Preferred: 0				Were the	Entity	Reason for share
	Transaction				shares	Shares were	issuance (e.g. for
	type (e.g. new			Value of	issued at a	issued to	cash or debt
	issuance,			shares	discount to	(entities must	conversion)
	cancellation,	Number of		issued	market price at	have individual	-OR-	Restricted or	Exemption
Date 12/31/2018	shares	Shares		($/per	the time of	with voting/	Nature of	Unrestricted	or
Date of	returned to	Issued (or	Class of	share) at	issuance?	investment	Services	as of this	Registration
Transaction	treasury)	cancelled)	Securities	Issuance	(Yes/No)	control disclosed)	Provided	filing.	Type.

Shares Outstanding on Date of This Report:

Ending Balance
Ending Balance:
Date 12/31/2020	Common: 5,885,215,492
Preferred: 0

[6]	“Public Float” shall mean the total number of unrestricted shares not held directly or indirectly by an officer, director, any person who is the beneficial owner of more than 10 percent of the total shares outstanding (a “control person”), or any affiliates thereof, or any immediate family members of officers, directors and control persons.

[7]	To be included in the Pink Current Information tier, the transfer agent must be registered under the Exchange Act.

OTC Markets Group Inc.

OTC Pink Basic Disclosure Guidelines (v3 February 2021)

Example: A company with a fiscal year end of December 31st, in addressing this item for its quarter ended September 30, 2020, would include any events that resulted in changes to any class of its outstanding shares from the period beginning on January 1, 2018 through September 30, 2020 pursuant to the tabular format above.

Use the space below to provide any additional details, including footnotes to the table above:

B.	Debt Securities, Including Promissory and Convertible Notes

Use the chart and additional space below to list and describe all outstanding promissory notes, convertible notes, convertible debentures, or any other debt instruments that may be converted into a class of the issuer’s equity securities.

Check this box if there are no outstanding promissory, convertible notes or debt arrangements: ☐

Date of Note Issuance	Outstanding Balance ($)	Principal Amount at Issuance ($)	Interest Accrued ($)	Maturity Date	Conversion Terms (e.g. pricing mechanism for determining conversion of instrument to shares)	Name of Noteholder (entities must have individual with voting / investment control disclosed).	Reason for Issuance (e.g. Loan, Services, etc.)
09/22/16	$78,540.24	$56,750	$21,790.24	09/22/18	50% of the Company’s stock price at date of conversion.	EMA Financial LLC/ John Scholz.	Loan
10/03/16	$81,301.26	$58,745	$22,556.26	10/03/18	50% of the Company’s stock price at date of conversion.	Auctus Fund LLC./ Lou Posner	Loan
01/11/17	$92,234.09	$65,000	$27,234.09	01/11/19	55% of the Company’s stock price at date of conversion.	JSJ Investments/ Matthew Hirji	Loan
01/11/17	$73,240.66	$58,000	$15,240.66	01/11/19	58% of the Company’s stock price at date of conversion.	Jabro Funding/ Lawrence Rothberg	Loan
01/12/17	$59,561.45	$50,000	$9,561.45	01/12/19	55% of the Company’s stock price at date of conversion.	Crown Bridge Partners/ Seth Ahdoot	Loan
02/15/17	$60,409.37	$43,000	$17,409.37	02/15/19	58% of the Company’s stock price at date of conversion.	Jabro Funding/ Lawrence Rothberg	Loan
02/20/17	$75,335.40	$56,750	$18,585.40	02/20/19	50% of the Company’s stock price at date of conversion.	EMA Financial LLC./ John Scholz	Loan

OTC Markets Group Inc.

OTC Pink Basic Disclosure Guidelines (v3 February 2021)

4)	Financial Statements

A.	The following financial statements were prepared in accordance with:

☒ U.S. GAAP

☐ IFRS

B.	The financial statements for this reporting period were prepared by (name of individual)8:

Name:	Ean Martin
Title:	Chief Operating Officer/Interim CFO
Relationship to Issuer:	Officer & Director

Provide the financial statements described below for the most recent fiscal year or quarter. For the initial disclosure statement (qualifying for Pink Current Information for the first time) please provide reports for the two previous fiscal years and any subsequent interim periods.

C.	Balance sheet;
D.	Statement of income;
E.	Statement of cash flows;
F.	Statement of Retained Earnings (Statement of Changes in Stockholders’ Equity)
G.	Financial notes; and
H.	Audit letter, if audited

You may either (i) attach/append the financial statements to this disclosure statement or (ii) file the financial statements through OTCIQ as a separate report using the appropriate report name for the applicable period end. (“Annual Report,” “Quarterly Report” or “Interim Report”).

If you choose to publish the financial statements in a separate report as described above, you must state in the accompanying disclosure statement that such financial statements are incorporated by reference. You may reference the document(s) containing the required financial statements by indicating the document name, period end date, and the date that it was posted to OTCIQ in the field below. Financial Statements must be compiled in one document.

Financial statement information is considered current until the due date for the subsequent report (as set forth in the qualifications section above). To remain qualified for Current Information, a company must post its Annual Report within 90 days from its fiscal year-end date and Quarterly Reports within 45 days of each fiscal quarter-end date.

5)	Issuer’s Business, Products and Services

The purpose of this section is to provide a clear description of the issuer’s current operations. In answering this item, please include the following:

A.	Summarize the issuer’s business operations (If the issuer does not have current operations, state “no operations”)

Media & Entertainment, Wholesale Grocery Distribution.---The current business of media & entertainment is in radio, television, movie production and television productions to be used in online and in Cloud television and radio. The current business of wholesale grocery distribution is through our wholly-owned subsidiary, Banana Box Wholesale Grocery in which we provide wholesale grocery distribution across the continental USA.

[8]	The financial statements requested pursuant to this item must be prepared in accordance with US GAAP or IFRS by persons with sufficient financial skills.

OTC Markets Group Inc.

OTC Pink Basic Disclosure Guidelines (v3 February 2021)

B.	Please list any subsidiaries, parents, or affiliated companies.

Banana Box Wholesale Grocery

C.	Describe the issuers’ principal products or services.

The Company’s principle products or services consists of media including, television production, movies, and screen writing. In addition, it consists of wholesale groceries supplied to mom and pop retailers in the lower 48 states.

6)	Issuer’s Facilities

The goal of this section is to provide a potential investor with a clear understanding of all assets, properties or facilities owned, used or leased by the issuer and the extent in which the facilities are utilized.

In responding to this item, please clearly describe the assets, properties or facilities of the issuer, give the location of the principal plants and other property of the issuer and describe the condition of the properties. If the issuer does not have complete ownership or control of the property (for example, if others also own the property or if there is a mortgage on the property), describe the limitations on the ownership.

If the issuer leases any assets, properties or facilities, clearly describe them as above and the terms of their leases.

The company only pays for products as they are sold as does not pay for any warehousing.

7)	Company Insiders (Officers, Directors, and Control Persons)

The goal of this section is to provide an investor with a clear understanding of the identity of all the persons or entities that are involved in managing, controlling or advising the operations, business development and disclosure of the issuer, as well as the identity of any significant or beneficial shareholders.

Using the tabular format below, please provide information, as of the period end date of this report, regarding any person or entity owning 5% of more of any class of the issuer’s securities, as well as any officer, and any director of the company, or any person that performs a similar function, regardless of the number of shares they own. If any insiders listed are corporate shareholders or entities, provide the name and address of the person(s) beneficially owning or controlling such corporate shareholders, or the name and contact information (City, State) of an individual representing the corporation or entity in the note section.

Name of Officer/Director or Control Person	Affiliation with Company (e.g. Officer Title /Director/Owner of more than 5%)	Residential Address (City / State Only)	Number of shares owned	Share type/class	Ownership Percentage of Class Outstanding	Note
Gregory Martin	Chairman & President	Weatherford, Texas	30,000,000	Common	>1%	Shares awarded in 2017.
Ean Martin	Chief Operating Officer	Fort Worth, Texas	0	Common	0%

OTC Markets Group Inc.

OTC Pink Basic Disclosure Guidelines (v3 February 2021)

8)	Legal/Disciplinary History

A.	Please identify whether any of the persons or entities listed above have, in the past 10 years, been the subject of:

1.	A conviction in a criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

NO

2.	The entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

NO

3.	A finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or

NO

4.	The entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended, or otherwise limited such person’s involvement in any type of business or securities activities.

NO

B.	Describe briefly any material pending legal proceedings, other than ordinary routine litigation incidental to the business, to which the issuer or any of its subsidiaries is a party or of which any of their property is the subject. Include the name of the court or agency in which the proceedings are pending, the date instituted, the principal parties thereto, a description of the factual basis alleged to underlie the proceeding and the relief sought. Include similar information as to any such proceedings known to be contemplated by governmental authorities.

NONE

9)	Third Party Providers

Please provide the name, address, telephone number and email address of each of the following outside providers:

Securities Counsel

Name:	M. Stephen Roberts
Firm:	M. Stephen Roberts Attorney At Law
Address 1:	8280 YMCA Plaza Dr, BLDG 1,
Address 2:	Baton Rouge, LA 70810
Phone:	225-892-6868
Email:	steve@steverobertslaw.com

OTC Markets Group Inc.

OTC Pink Basic Disclosure Guidelines (v3 February 2021)

Accountant or Auditor

None
Name:
Firm:
Address 1:
Address 2:
Phone:
Email:

Investor Relations

None
Name:
Firm:
Address 1:
Address 2:
Phone:
Email:

Other Service Providers

Provide the name of any other service provider(s) that that assisted, advised, prepared or provided information with respect to this disclosure statement. This includes counsel, broker-dealer(s), advisor(s) or consultant(s) or provided assistance or services to the issuer during the reporting period.

None
Name:
Firm:
Nature of Services:
Address 1:
Address 2:
Phone:
Email:

10)	Issuer Certification

Principal Executive Officer:

The issuer shall include certifications by the chief executive officer and chief financial officer of the issuer (or any other persons with different titles but having the same responsibilities) in each Quarterly Report or Annual Report.

The certifications shall follow the format below:

I, Gregory Martin certify that:

1. I have reviewed this Annual disclosure statement of InCapta, Inc.;

2. Based on my knowledge, this disclosure statement does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this disclosure statement; and

3. Based on my knowledge, the financial statements, and other financial information included or incorporated by reference in this disclosure statement, fairly present in all material respects the financial condition, results of operations and cash flows of the issuer as of, and for, the periods presented in this disclosure statement.

__________ [Date] 05/03/2021

__________ /s/Gregory Martin

(Digital Signatures should appear as “/s/ [OFFICER NAME]”)

OTC Markets Group Inc.

OTC Pink Basic Disclosure Guidelines (v3 February 2021)

Principal Financial Officer:

I, Ean Martin certify that:

1. I have reviewed this Annual disclosure statement of InCapta, Inc.;

2. Based on my knowledge, this disclosure statement does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this disclosure statement; and

3. Based on my knowledge, the financial statements, and other financial information included or incorporated by reference in this disclosure statement, fairly present in all material respects the financial condition, results of operations and cash flows of the issuer as of, and for, the periods presented in this disclosure statement.

________ [Date] 05/03/2021

________ /s/ Ean Martin

(Digital Signatures should appear as “/s/ [OFFICER NAME]”)

OTC Markets Group Inc.

OTC Pink Basic Disclosure Guidelines (v3 February 2021)

INCAPTA, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2019	2018
Assets
Current Assets:
Cash and Cash Equivalents	$53,577	$108
Total Current Assets	53,577	108

Total Assets	$53,577	$108

Liabilities and Stockholders’ Equity (Deficit)

Accounts Payable and Accrued Expenses	$16,974	$16,974
Convertible Notes Payable	388,245	388,245
Salaries Owing	937,694	967,897
Accrued Interest	132,375	81,313
Total Liabilities	1,475,288	1,454,429

Stockholders’ Equity (Deficit):
Preferred Stock, 10,000,000 authorized, 0 issued, .001 par value	-	-
Common Stock, 100,000,000,000 shares authorized, 5,885,215,492 shares issued and outstanding, .001 par value	5,885,215	5,885,215

Additional Paid in Capital	130,620,480	13,620,480
Accumulated Deficit	(137,927,406)	(13,960,016)
Total Stockholders’ Equity (Deficit)	(1,421,711)	(1,454,321)
Total Liabilities and Stockholders’ Equity	$53,577	$108

The accompanying notes are an integral part of these consolidated financial statements.

INCAPTA, INC.

UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

	December 31,	December 31,
	2019	2018
Revenues	$1,005,317	$1,400

Expenses
Stock for Services	$25,000	-
General & Administration	$(945,207)	(185,121)
Professional Fees and Licensing costs	$(2,500)	(2,500)

Net Total:	32,610	(186,221)

Loss from Operations	-	(186,221)

Other Income (expense)	-	-

Net Profit (Loss)	$32,610	$(186,221)

Profit (Loss) Per Share	$0.000007	(0.000043)

Weighted average shares outstanding	5,885,215,492	5,885,215,492

The accompanying notes are an integral part of these consolidated financial statements.

INCAPTA, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

For Year Ended December 31, 2019

	Common Stock			Retained
	Par Value $0.001			Earnings
	Shares	Amount	APIC	(Deficit)	Total
Balance, December 31, 2018	5,885,215,492	$5,885,215	130,620,480	$(137,960,016)	$(1,454,321)
Net Gain (Loss)				32,610	32,610
Balance, December 31, 2019	5,885,215,492	$5,885,215	130,620,480	$(137,927,406)	$(1,421,711)

The accompanying notes are an integral part of these consolidated financial statements.

INCAPTA, INC.

UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS

	December 31,	December 31,
	2019	2018
Cash Flows from Operating Activities:
Net Profit (Loss)	$32,610	$(186,211)

Adjustments to reconcile net loss to cash used by operating activities
Share Issuance	-	54,473
Changes in Assets and Liabilities
Increase in Accounts Payable	-	16,974
Cash Provided (Used) By Operations	32,610	(89,764)

Net Cash Used by Investing Activities	-	-
Cash Provided by Investing Activities	-	-

Net Cash Provided by Financing Activities
Proceeds of Contribution	20,859	89,872
Increase in Advance Payable-Related Party	-	-
Cash Used for Financing Activities	20,859	89,872

Increase (Decrease) in Cash	53,469	(613)
Cash-Beginning	$108	721
Cash-End	$53,577	$108

The accompanying notes are an integral part of these consolidated financial statements.

INCAPTA, INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019

NOTE 1 – ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization and Line of Business

The current business of InCapta, Inc. includes media & entertainment. Primarily radio, television, movie production and television productions to be used in online and in Cloud television and radio. The current business also includes wholesale grocery distribution through our wholly-owned subsidiary, Banana Box Wholesale Grocery, in which we provide wholesale grocery distribution across the continental USA.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

Business Condition

These accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As of December 31, 2019, the Company had operating gains. The continuation of the Company is dependent upon improved economic conditions, financial support, as well as profitability.

These conditions are subject to change and such conditions could impair the Company’s ability to continue as a going concern.

Stock Based Compensation

ASC 718 Compensation — Stock Compensation establishes and encourages the use of the fair value-based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered. For stock-based compensation the Company recognizes an expense in accordance with ASC 718 and values the equity securities based on the fair value of the security on the date of grant. Stock option awards are valued using the Black-Scholes option-pricing model.

The Company had no stock compensation expense incurred during the year ended December 31, 2019.

INCAPTA, INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019

NOTE 1 – ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from these estimates.

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash and cash equivalents, other current assets, accounts payable, accrued interest and due to related party, the carrying amounts approximate fair value due to their short maturities.

Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company defines cash equivalents as all highly liquid debt instruments purchased with a maturity of three months or less, plus all certificates of deposit.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and cash equivalents and accounts receivables. The Company places its cash with high quality financial institutions and at times may exceed the FDIC $250,000 insurance limit. The Company extends credit based on an evaluation of the customer’s financial condition, generally without collateral. Exposure to losses on receivables is principally dependent on each customer’s financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, as required.

Impairment of Long-Lived Assets

ASC 350 requires that long-lived assets to be disposed of by sale, including those of discontinued operations, be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. ASC 350 broadens the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction. ASC 350 also establishes a “primary-asset” approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used.

Advertising Costs

These costs are expensed as incurred. During the periods there was no advertising expense.

INCAPTA, INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019

NOTE 1 – ORGANIZATION AND SIGNIFICANT ACCOUTNING POLICIES (CONTINUED)

Income Taxes

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, the Company determines deferred tax assets and liabilities on the basis of the differences between the financial statement and tax bases of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The Company recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. If the Company determines that it would be able to realize its deferred tax assets in the future in excess of their net recorded amount, the Company would make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes.

The Company records uncertain tax positions in accordance with ASC 740 on the basis of a two-step process in which (1) it determines whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, it recognizes the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority.

Earnings Per share

The Company reports earnings (loss) per share in accordance with ASC 260, “Earnings per Share.” Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share has not been presented since the effect of the assumed conversion of options and warrants to purchase common shares would have an anti-dilutive effect.

Recently Issued Accounting Pronouncements

Recently issued accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that require adoption and that do not require adoption until a future date are not expected to have a material impact on our financial statements upon adoption.

NOTE 2- COMMON STOCK TRANSACTIONS

The company has authorized 100,000,000,000 shares and 5,885,215,492 shares were issued and outstanding as of December 31, 2019.

NOTE 3 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through January 14, 2020, the date the financial statements were available to be issued. Management is not aware of any significant events that occurred subsequent to the balance sheet date that would have a material effect on the financial statements thereby requiring adjustment or disclosure.

Disclosure Statement Pursuant to the Pink Basic Disclosure Guidelines

InCapta, Inc.

1876 Horse Creek Rd. Cheyenne, WY 82009

[682-229-7476]

[www.incapta.com]

[president@incapta.com]

[7841]

Annual Report

For the Period Ending:

12/31/2020

As of [12/31/2020], the number of shares outstanding of our Common Stock was: 5,885,215,492

As of [09/30/2020], the number of shares outstanding of our Common Stock was: 5,885,215,492

As of [12/31/2019], the number of shares outstanding was: 5,885,215,492

Indicate by check mark whether the company is a shell company (as defined in Rule 405 of the Securities Act of 1933 and Rule 12b-2 of the Exchange Act of 1934):

Yes: ☐ No: ☒

Indicate by check mark whether the company’s shell status has changed since the previous reporting period:

Yes: ☐ No: ☒

Indicate by check mark whether a Change in Control5 of the company has occurred over this reporting period:

Yes: ☐ No: ☒

5 “Change in Control” shall mean any events resulting in:

(i)	Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becoming the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(ii)	The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii)	A change in the composition of the Board occurring within a two (2)-year period, as a result of which fewer than a majority of the directors are directors immediately prior to such change; or

(iv)	The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

OTC Markets Group Inc.

OTC Pink Basic Disclosure Guidelines (v3 February 2021)

1)	Name and address(es) of the issuer and its predecessors (if any): InCapta, Inc.

In answering this item, provide the current name of the issuer any names used by predecessor entities, along with the dates of the name changes.

June 1997-SyCo Comics & Distribution Inc., February 1999- Syconet.com, Inc., November 2002- Point Group Holdings, Inc., January 2004- GameZ n Flix, Inc., May 2009- TBC Global News Network, Inc., October 2015- InCapta, Inc.

The state of incorporation or registration of the issuer and of each of its predecessors (if any) during the past five years; Please also include the issuer’s current standing in its state of incorporation (e.g. active, default, inactive):

Nevada-Inactive, Wyoming-Active and In Good Standing

Describe any trading suspension orders issued by the SEC concerning the issuer or its predecessors since inception:

NONE

List any stock split, stock dividend, recapitalization, merger, acquisition, spin-off, or reorganization either currently anticipated or that occurred within the past 12 months:

NONE

The address(es) of the issuer’s principal executive office:

1876 Horse Creek Rd, Cheyenne, WY 82009

The address(es) of the issuer’s principal place of business:

Check box if principal executive office and principal place of business are the same address: ☒

Has the issuer or any of its predecessors been in bankruptcy, receivership, or any similar proceeding in the past five years?

Yes: ☐ No: ☒

If this issuer or any of its predecessors have been the subject of such proceedings, please provide additional details in the space below:

2)	Security Information

Trading symbol:	INCT
Exact title and class of securities outstanding:	Common Stock
CUSIP:	45331T200
Par or stated value:	0.001
Total shares authorized:	100,000,000,000 as of date: 12/31/2020
Total shares outstanding:	5,885,215,492 as of date: 12/31/2020
Number of shares in the Public Float[6]:	9,072,293,235 as of date: 12/31/2020
Total number of shareholders of record:	534 as of date: 12/31/2020

[6]	“Public Float” shall mean the total number of unrestricted shares not held directly or indirectly by an officer, director, any person who is the beneficial owner of more than 10 percent of the total shares outstanding (a “control person”), or any affiliates thereof, or any immediate family members of officers, directors and control persons.

All additional class(es) of publicly traded securities (if any):

Trading symbol:
Exact title and class of securities outstanding:
CUSIP:
Par or stated value:
Total shares authorized:	as of date:__
Total shares outstanding:	as of date:__

Transfer Agent

Name:	Issuer Direct
Phone:	(919) 744-2722
Email:	julie.felix@issuerdirect.com
Address:	1 Glenwood Ave, Suite 1001, Raleigh, NC 27603

Is the Transfer Agent registered under the Exchange Act?7 Yes: ☒ No: ☐

3)	Issuance History

The goal of this section is to provide disclosure with respect to each event that resulted in any direct changes to the total shares outstanding of any class of the issuer’s securities in the past two completed fiscal years and any subsequent interim period.

Disclosure under this item shall include, in chronological order, all offerings and issuances of securities, including debt convertible into equity securities, whether private or public, and all shares, or any other securities or options to acquire such securities, issued for services. Using the tabular format below, please describe these events.

A.	Changes to the Number of Outstanding Shares

Check this box to indicate there were no changes to the number of outstanding shares within the past two completed fiscal years and any subsequent periods: ☒

Shares Outstanding as of Second Most Recent Fiscal Year End:

	Opening Balance		Transfer Agent Verified
	Common:5,885,215,492					Individual/
	Preferred: 0				Were the	Entity	Reason for share
	Transaction				shares	Shares were	issuance (e.g. for
	type (e.g. new			Value of	issued at a	issued to	cash or debt
	issuance,			shares	discount to	(entities must	conversion)
	cancellation,	Number of		issued	market price at	have individual	-OR-	Restricted or	Exemption
Date 12/31/2019	shares	Shares		($/per	the time of	with voting/	Nature of	Unrestricted	or
Date of	returned to	Issued (or	Class of	share) at	issuance?	investment	Services	as of this	Registration
Transaction	treasury)	cancelled)	Securities	Issuance	(Yes/No)	control disclosed)	Provided	filing.	Type.

Shares Outstanding on Date of This Report:

Ending Balance
Ending Balance:
Date 12/31/2020	Common:5,885,215,492	Transfer Agent Verified

Preferred: 0

[7]	To be included in the Pink Current Information tier, the transfer agent must be registered under the Exchange Act.

Example: A company with a fiscal year end of December 31st, in addressing this item for its quarter ended September 30, 2020, would include any events that resulted in changes to any class of its outstanding shares from the period beginning on January 1, 2018 through September 30, 2020 pursuant to the tabular format above.

Use the space below to provide any additional details, including footnotes to the table above:

B.	Debt Securities, Including Promissory and Convertible Notes

Use the chart and additional space below to list and describe all outstanding promissory notes, convertible notes, convertible debentures, or any other debt instruments that may be converted into a class of the issuer’s equity securities.

Check this box if there are no outstanding promissory, convertible notes or debt arrangements: ☐

Date of Note Issuance	Outstanding Balance ($)	Principal Amount at Issuance ($)	Interest Accrued ($)	Maturity Date	Conversion Terms (e.g. pricing mechanism for determining conversion of instrument to shares)	Name of Noteholder (entities must have individual with voting / investment control disclosed).	Reason for Issuance (e.g. Loan, Services, etc.)
09/22/16	$86,799.20	$56,750	$30,049.20	09/22/18	50% of the Company’s stock price at date of conversion.	EMA Financial LLC./ John Scholz	Loan
10/03/16	$89,850.56	$58,745	$31,105.56	10/03/18	50% of the Company’s stock price at date of conversion.	Auctus Fund LLC./ Lou Posner	Loan
01/11/17	$103,991.59	$65,000	$38,991.59	01/11/19	55% of the Company’s stock price at date of conversion.	JSJ Investments/ Matthew Hirji	Loan
01/11/17	$79,339.97	$58,000	$21,339.97	01/11/19	58% of the Company’s stock price at date of conversion.	Jabro Funding/ Lawrence Rothberg	Loan
01/12/17	$63,244.22	$50,000	$13,244.22	01/12/19	55% of the Company’s stock price at date of conversion.	Crown Bridge Partners/ Seth Ahdoot	Loan
02/15/17	$68,110.03	$43,000	$25,110.03	02/15/19	58% of the Company’s stock price at date of conversion.	Jabro Funding/ Lawrence Rothberg	Loan
02/20/17	$83,257.36	$56,750	$26,507.36	02/20/19	50% of the Company’s stock price at date of conversion.	EMA Financial LLC./ John Scholz	Loan

4)	Financial Statements

A.	The following financial statements were prepared in accordance with:

☒	U.S. GAAP
☐	IFRS

B.	The financial statements for this reporting period were prepared by (name of individual)[8]:

Name:	Ean Martin
Title:	Chief Operating Officer/Interim CFO
Relationship to Issuer:	Officer & Director

Provide the financial statements described below for the most recent fiscal year or quarter. For the initial disclosure statement (qualifying for Pink Current Information for the first time) please provide reports for the two previous fiscal years and any subsequent interim periods.

C.	Balance sheet;
D.	Statement of income;
E.	Statement of cash flows;
F.	Statement of Retained Earnings (Statement of Changes in Stockholders’ Equity)
G.	Financial notes; and
H.	Audit letter, if audited

You may either (i) attach/append the financial statements to this disclosure statement or (ii) file the financial statements through OTCIQ as a separate report using the appropriate report name for the applicable period end. (“Annual Report,” “Quarterly Report” or “Interim Report”).

If you choose to publish the financial statements in a separate report as described above, you must state in the accompanying disclosure statement that such financial statements are incorporated by reference. You may reference the document(s) containing the required financial statements by indicating the document name, period end date, and the date that it was posted to OTCIQ in the field below. Financial Statements must be compiled in one document.

Financial statement information is considered current until the due date for the subsequent report (as set forth in the qualifications section above). To remain qualified for Current Information, a company must post its Annual Report within 90 days from its fiscal year-end date and Quarterly Reports within 45 days of each fiscal quarter-end date.

5)	Issuer’s Business, Products and Services

The purpose of this section is to provide a clear description of the issuer’s current operations. In answering this item, please include the following:

A.	Summarize the issuer’s business operations (If the issuer does not have current operations, state “no operations”)

Media & Entertainment, Wholesale Grocery Distribution.---The current business of media & entertainment is in radio, television, movie production and television productions to be used in online and in Cloud television and radio. The current business of wholesale grocery distribution is through our wholly-owned subsidiary, Banana Box Wholesale Grocery in which we provide wholesale grocery distribution across the continental USA.

[8]	The financial statements requested pursuant to this item must be prepared in accordance with US GAAP or IFRS by persons with sufficient financial skills.

B.	Please list any subsidiaries, parents, or affiliated companies.

Banana Box Wholesale Grocery

C.	Describe the issuers’ principal products or services.

The Company’s principle products or services consists of media including, television production, movies, and screen writing. In addition, it consists of wholesale groceries supplied to mom and pop retailers in the lower 48 states.

6)	Issuer’s Facilities

The goal of this section is to provide a potential investor with a clear understanding of all assets, properties or facilities owned, used or leased by the issuer and the extent in which the facilities are utilized.

In responding to this item, please clearly describe the assets, properties or facilities of the issuer, give the location of the principal plants and other property of the issuer and describe the condition of the properties. If the issuer does not have complete ownership or control of the property (for example, if others also own the property or if there is a mortgage on the property), describe the limitations on the ownership.

If the issuer leases any assets, properties or facilities, clearly describe them as above and the terms of their leases.

The company only pays for products as they are sold as does not pay for any warehousing.

7)	Company Insiders (Officers, Directors, and Control Persons)

The goal of this section is to provide an investor with a clear understanding of the identity of all the persons or entities that are involved in managing, controlling or advising the operations, business development and disclosure of the issuer, as well as the identity of any significant or beneficial shareholders.

Using the tabular format below, please provide information, as of the period end date of this report, regarding any person or entity owning 5% of more of any class of the issuer’s securities, as well as any officer, and any director of the company, or any person that performs a similar function, regardless of the number of shares they own. If any insiders listed are corporate shareholders or entities, provide the name and address of the person(s) beneficially owning or controlling such corporate shareholders, or the name and contact information (City, State) of an individual representing the corporation or entity in the note section.

Name of Officer/Director or Control Person	Affiliation with Company (e.g. Officer Title /Director/Owner of more than 5%)	Residential Address (City / State Only) Weatherford,	Number of shares owned	Share type/class	Ownership Percentage of Class Outstanding	Note
Gregory Martin	Chairman &President	Texas Fort	30,000,000	Common	>1%	Shares awarded in 2017.
Ean Martin	Chief Operating Officer	Worth, Texas	0	Common	0%

8)	Legal/Disciplinary History

A.	Please identify whether any of the persons or entities listed above have, in the past 10 years, been the subject of:

1.	A conviction in a criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

NO

2.	The entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

NO

3.	A finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or

NO

4.	The entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended, or otherwise limited such person’s involvement in any type of business or securities activities.

NO

B.	Describe briefly any material pending legal proceedings, other than ordinary routine litigation incidental to the business, to which the issuer or any of its subsidiaries is a party or of which any of their property is the subject. Include the name of the court or agency in which the proceedings are pending, the date instituted, the principal parties thereto, a description of the factual basis alleged to underlie the proceeding and the relief sought. Include similar information as to any such proceedings known to be contemplated by governmental authorities.

NONE

9)	Third Party Providers

Please provide the name, address, telephone number and email address of each of the following outside providers:

Securities Counsel

Name:	M. Stephen Roberts
Firm:	M. Stephen Roberts Attorney At Law
Address 1:	8280 YMCA Plaza Dr, BLDG 1,
Address 2:	Baton Rouge, LA 70810
Phone:	225-892-6868
Email:	steve@steverobertslaw.com

Accountant or Auditor

None
Name:
Firm:
Address 1:
Address 2:
Phone:
Email:

Investor Relations

None
Name:
Firm:
Address 1:
Address 2:
Phone:
Email:

Other Service Providers

Provide the name of any other service provider(s) that that assisted, advised, prepared or provided information with respect to this disclosure statement. This includes counsel, broker-dealer(s), advisor(s) or consultant(s) or provided assistance or services to the issuer during the reporting period.

None
Name:
Firm:
Nature of Services:
Address 1:
Address 2:
Phone:
Email:

10)       Issuer Certification

Principal Executive Officer:

The issuer shall include certifications by the chief executive officer and chief financial officer of the issuer (or any other persons with different titles but having the same responsibilities) in each Quarterly Report or Annual Report.

The certifications shall follow the format below:

I, Gregory Martin certify that:

1. I have reviewed this Annual disclosure statement of InCapta, Inc.;

2. Based on my knowledge, this disclosure statement does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this disclosure statement; and

3. Based on my knowledge, the financial statements, and other financial information included or incorporated by reference in this disclosure statement, fairly present in all material respects the financial condition, results of operations and cash flows of the issuer as of, and for, the periods presented in this disclosure statement.

__________ [Date] 05/03/2021

__________/s/Gregory Martin

(Digital Signatures should appear as “/s/ [OFFICER NAME]”)

Principal Financial Officer:

I, Ean Martin certify that:

1. I have reviewed this Annual disclosure statement of InCapta, Inc.;

2. Based on my knowledge, this disclosure statement does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this disclosure statement; and

3. Based on my knowledge, the financial statements, and other financial information included or incorporated by reference in this disclosure statement, fairly present in all material respects the financial condition, results of operations and cash flows of the issuer as of, and for, the periods presented in this disclosure statement.

___________[Date] 05/03/2021

___________/s/ Ean Martin

(Digital Signatures should appear as “/s/ [OFFICER NAME]”)

INCAPTA, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2020	2019
Assets
Current Assets:
Cash and Cash Equivalents	$47,120	$53,577
Total Current Assets	47,120	53,577
Total Assets	$47,120	$53,577

Liabilities and Stockholders’ Equity (Deficit)

Accounts Payable and Accrued Expenses	$15,774	$16,974
Convertible Notes Payable	388,245	388,245
Salaries Owing	703,853	937,694
Accrued Interest	186,348	132,375
Total Liabilities	1,294,220	1,475,288

Stockholders’ Equity (Deficit):
Preferred Stock, 10,000,000 authorized, 0 issued, .001 par value	-
Common Stock, 100,000,000,000 shares authorized, 5,885,215,492 shares issued and outstanding, .001 par value	5,885,215	5,885,215

Additional Paid in Capital	130,620,480	13,620,480

Accumulated Deficit	(137,752,795)	(13,927,406)
Total Stockholders’ Equity (Deficit)	(1,247,100)	$(1,421,711)
Total Liabilities and Stockholders’ Equity	$47,120	$53,577

The accompanying notes are an integral part of these consolidated financial statements.

INCAPTA, INC.

UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

	December 31,	December 31,
	2020	2019
Revenues	$1,164,071	$1,005,317

Expenses
Stock for Services	$-	25,000
General & Administration	$(989,460)	(945,207)
Professional Fees and Licensing costs	$-	(2,500)

Net Total:	174,611	32,610

Loss from Operations	-	-

Other Income (expense)	-	-

Net Profit (Loss)	$174,611	$32,610

Profit (Loss) Per Share	$0.000026	0.000007
Weighted average shares outstanding	5,885,215,492	5,885,215,492

The accompanying notes are an integral part of these consolidated financial statements.

INCAPTA, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

For Year Ended December 31, 2020

	Common Stock Par Value $0.001			Retained Earnings
	Shares	Amount	APIC	(Deficit)	Total
Balance, December 31, 2019	5,885,215,492	$5,885,215	130,620,480	$(137,927,406)	$(1,421,711)
Net Gain (Loss)				174,611	174,611
Balance, December 31, 2020	5,885,215,492	$5,885,215	130,620,480	$(137,752,795)	(1,247,100)

The accompanying notes are an integral part of these consolidated financial statements.

INCAPTA, INC.

UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS

	December 31,	December 31,
	2020	2019
Cash Flows from Operating Activities:
Net Profit (Loss)	$174,611	$32,610

Adjustments to reconcile net loss to cash used by operating activities
Share Issuance	-	-
Changes in Assets and Liabilities	-	-
Increase in Accounts Payable Accrued Interest	(186,348)
Cash Provided (Used) By Operations	(11,737)	32,610

Net Cash Used by Investing Activities	-	-
Cash Provided by Investing Activities	-	-
Net Cash Provided by Financing Activities
Proceeds of Contribution	5,280	20,859
Increase in Advance Payable-Related Party	-	-
Cash Used for Financing Activities	5,280	20,859

Increase (Decrease) in Cash	(6,457)	53,469
Cash-Beginning	$53,577	108
Cash-End	$47,120	$53,577

The accompanying notes are an integral part of these consolidated financial statements.

INCAPTA, INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020

NOTE 1 – ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization and Line of Business

The current business of InCapta, Inc. includes media & entertainment. Primarily radio, television, movie production and television productions to be used in online and in Cloud television and radio. The current business also includes wholesale grocery distribution through our wholly-owned subsidiary, Banana Box Wholesale Grocery, in which we provide wholesale grocery distribution across the continental USA.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

Business Condition

These accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As of December 31, 2020, the Company had operating gains. The continuation of the Company is dependent upon improved economic conditions, financial support, as well as profitability.

These conditions are subject to change and such conditions could impair the Company’s ability to continue as a going concern.

Stock Based Compensation

ASC 718 Compensation — Stock Compensation establishes and encourages the use of the fair value-based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered. For stock-based compensation the Company recognizes an expense in accordance with ASC 718 and values the equity securities based on the fair value of the security on the date of grant. Stock option awards are valued using the Black-Scholes option-pricing model.

The Company had no stock compensation expense incurred during the year ended December 31, 2020.

INCAPTA, INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020

NOTE 1 – ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from these estimates.

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash and cash equivalents, other current assets, accounts payable, accrued interest and due to related party, the carrying amounts approximate fair value due to their short maturities.

Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company defines cash equivalents as all highly liquid debt instruments purchased with a maturity of three months or less, plus all certificates of deposit.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and cash equivalents and accounts receivables. The Company places its cash with high quality financial institutions and at times may exceed the FDIC $250,000 insurance limit. The Company extends credit based on an evaluation of the customer’s financial condition, generally without collateral. Exposure to losses on receivables is principally dependent on each customer’s financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, as required.

Impairment of Long-Lived Assets

ASC 350 requires that long-lived assets to be disposed of by sale, including those of discontinued operations, be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. ASC 350 broadens the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction. ASC 350 also establishes a “primary-asset” approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used.

Advertising Costs

These costs are expensed as incurred. During the periods there was no advertising expense.

INCAPTA, INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020

NOTE 1 – ORGANIZATION AND SIGNIFICANT ACCOUTNING POLICIES (CONTINUED)

Income Taxes

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, the Company determines deferred tax assets and liabilities on the basis of the differences between the financial statement and tax bases of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The Company recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. If the Company determines that it would be able to realize its deferred tax assets in the future in excess of their net recorded amount, the Company would make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes.

The Company records uncertain tax positions in accordance with ASC 740 on the basis of a two-step process in which (1) it determines whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, it recognizes the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority.

Earnings Per share

The Company reports earnings (loss) per share in accordance with ASC 260, “Earnings per Share.” Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share has not been presented since the effect of the assumed conversion of options and warrants to purchase common shares would have an anti-dilutive effect.

Recently Issued Accounting Pronouncements

Recently issued accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that require adoption and that do not require adoption until a future date are not expected to have a material impact on our financial statements upon adoption.

INCAPTA, INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2020

NOTE 2 – COMMON STOCK TRANSACTIONS

The company has authorized 100,000,000,000 shares and 5,885,215,492 shares were issued and outstanding as of December 31, 2020.

NOTE 3 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through January 14, 2021, the date the financial statements were available to be issued. Management is not aware of any significant events that occurred subsequent to the balance sheet date that would have a material effect on the financial statements thereby requiring adjustment or disclosure.

Disclosure Statement Pursuant to the Pink Basic Disclosure Guidelines

InCapta, Inc.

1876 Horse Creek Rd.
Cheyenne, WY 82009

[682-229-7476]

[www.incapta.com]
[president@incapta.com]

[7841]

Quarterly Report

For the Period
Ending: 06/30/2021

As of [06/30/2021], the number of shares outstanding of our Common Stock was: 24,345,599,433

As of [03/31/2021], the number of shares outstanding of our Common Stock was: 39,618,568,292

As of [12/31/2020, the number of shares outstanding was: 5,885,215,492

Indicate by check mark whether the company is a shell company (as defined in Rule 405 of the Securities Act of 1933 and Rule 12b-2 of the Exchange Act of 1934):

Yes: ☐ No: ☒

Indicate by check mark whether the company’s shell status has changed since the previous reporting period:

Yes: ☐ No: ☒

Indicate by check mark whether a Change in Control5 of the company has occurred over this reporting period: Yes:

☐ No: ☒

5 “Change in Control” shall mean any events resulting in:

(i)	Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becoming the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(ii)	The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii)	A change in the composition of the Board occurring within a two (2)-year period, as a result of which fewer than a majority of the directors are directors immediately prior to such change; or

(iv)	The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

OTC Markets Group Inc.

OTC Pink Basic Disclosure Guidelines (v3 February 2021)

1)	Name and address(es) of the issuer and its predecessors (if any): InCapta, Inc.

In answering this item, provide the current name of the issuer any names used by predecessor entities, along with the dates of the name changes.

June 1997-SyCo Comics & Distribution Inc., February 1999- Syconet.com, Inc., November 2002- Point Group Holdings, Inc., January 2004- GameZ n Flix, Inc., May 2009- TBC Global News Network, Inc., October 2015- InCapta, Inc.

The state of incorporation or registration of the issuer and of each of its predecessors (if any) during the past five years; Please also include the issuer’s current standing in its state of incorporation (e.g. active, default, inactive):

Nevada-Inactive, Wyoming-Active and In Good Standing

Describe any trading suspension orders issued by the SEC concerning the issuer or its predecessors since inception:

NONE

List any stock split, stock dividend, recapitalization, merger, acquisition, spin-off, or reorganization either currently anticipated or that occurred within the past 12 months:

NONE

The address(es) of the issuer’s principal executive office:

1876 Horse Creek Rd, Cheyenne, WY 82009

The address(es) of the issuer’s principal place of business:

Check box if principal executive office and principal place of business are the same address: ☒

Has the issuer or any of its predecessors been in bankruptcy, receivership, or any similar proceeding in the past five years?

Yes: ☐ No: ☒

If this issuer or any of its predecessors have been the subject of such proceedings, please provide additional details in the space below:

2)	Security Information

Trading symbol:	INCT
Exact title and class of securities outstanding:	Common Stock
CUSIP:	45331T200
Par or stated value:	0.001
Total shares authorized:	100,000,000,000	as of date:	06/30/2021
Total shares outstanding:	24,345,599,433	as of date:	06/30/2021
Number of shares in the Public Float[6]:	23,482,324,376	as of date:	06/30/2021
Total number of shareholders of record:	536	as of date:	06/30/2021

[6]	“Public Float” shall mean the total number of unrestricted shares not held directly or indirectly by an officer, director, any person who is the beneficial owner of more than 10 percent of the total shares outstanding (a “control person”), or any affiliates thereof, or any immediate family members of officers, directors and control persons.

OTC Markets Group Inc.

OTC Pink Basic Disclosure Guidelines (v3 February 2021)

All additional class(es) of publicly traded securities (if any):

Trading symbol:
Exact title and class of securities outstanding:
CUSIP:
Par or stated value:
Total shares authorized:	as of date:__
Total shares outstanding:	as of date:__

Transfer Agent

Name:	Issuer Direct
Phone:	(919) 744-2722
Email:	julie.felix@issuerdirect.com
Address:	1 Glenwood Ave, Suite 1001, Raleigh, NC 27603

Is the Transfer Agent registered under the Exchange Act?7 Yes: ☒ No: ☐

3)	Issuance History

The goal of this section is to provide disclosure with respect to each event that resulted in any direct changes to the total shares outstanding of any class of the issuer’s securities in the past two completed fiscal years and any subsequent interim period.

Disclosure under this item shall include, in chronological order, all offerings and issuances of securities, including debt convertible into equity securities, whether private or public, and all shares, or any other securities or options to acquire such securities, issued for services. Using the tabular format below, please describe these events.

A.	Changes to the Number of Outstanding Shares

Check this box to indicate there were no changes to the number of outstanding shares within the past two completed fiscal years and any subsequent periods: ☐

Shares Outstanding as of Second Most Recent Fiscal Year End:

Transfer Agent Verified
Individual/
Entity
						Shares	Reason for
	Ending Balance					were	share
	Common: 5,885,215,492				Were the	issued to	issuance
	Preferred: 0				shares	(entities	(e.g. for
	Transaction				issued at	must have	cash or
	type (e.g. new			Value of	a discount	individual	debt
	issuance,			shares	to market	with	conversion)	Restricted
	cancellation,			issued	price at	voting /	-OR-	or	Exemption
Ending Balance:	shares	Number of		($/per	the time	investment	Nature of	Unrestricted	or
Date 12/31/2020	returned to	Shares Issued	Class of	share) at	of issuance?	control	Services	as of this	Registration
Date of Transaction	treasury)	(or cancelled)	Securities	Issuance	(Yes/No	disclosed).	Provided	filing.	Type.
02/23/2021	New Issuance	293,000,000	Common	N/A	No	OTC Fast	Sent to OTC for open market tradina	Unrestricted	Free trading shares
03/02/2021	New Issuance	300,000,000	Common	N/A	No	OTC Fast	<:>em ,o u ’” ,or open market trading	Unrestricted	Free, trading shares
03/05/2021	New Issuance	300,000,000	Common	NIA	No	OTC Fast	Sent to OTC for open market trading	Unrestricted	Free trading shares

OTC Markets Group Inc.

OTC Pink Basic Disclosure Guidelines (v3 February 2021)

03/08/2021	New Issuance	267,000,000	Common	0.0007	Yes	Crown Bridge/ Seth Ahdoot	Conversion	Unrestricted	Rule 144a
03/11/2021	New Issuance	224,082,800	Common	N/A	No	OTC Fast	Sent to OTC for open market trading	Unrestricted	Free trading shares
03/23/2021	New Issuance	30,000,000,000	Common	0.0001	Yes	Greg Martin	Acquisition	Restriced	Rule 144
03/23/2021	New Issuance	1,182,550,000	Common	0.0001	Yes	Greg Martin	IVIUIII Year Compensation	Restricted	Rule 144
03/23/2021	New Issuance	266,720,000	Common	0.0001	Yes	Ean Martin	MUIII Year Compensation	Restricted	Rule 144
03/23/2021	New Issuance	300,000,000	Common	N/A	No	OTC Fast	Sent to u ’” tor open market trading	Unrestricted	nee traaing shares
03/26/2021	New Issuance	600,000,000	Common	N/A	No	OTC Fast	ent tou ’ “ toropen market trading	Unrestricted	nee tramng shares
04/02/2021	New Issuance	1,300,000,000	Common	N/A	No	OTC Fast	Sent to OTC for open market trading	Unrestricted	Free trading shares
04/08/2021	New Issuance	1,500,000,000	Common	NIA	No	OTC Fast	Sent to OTC for open market trading	Unrestricted	Free trading shares
04/08/2021	New Issuance	356,195,616	Common	N/A	No	OTC Fast	Sent to OTC for open market tradina	Unrestricted	Free trading shares
04/13/2021	New Issuance	1,500,000,000	Common	NIA	No	OTC Fast	Sent to OTC for open market tradina	Unrestricted	Free trading shares
04/13/2021	New Issuance	40,000,000	Common	N/A	No	OTC Fast	Sent to OTCfor open market tradino	Unrestricted	Free trading shares
04/16/2021	New Issuance	45,328,525	Common	N/A	No	OTC Fast	Sent to OTC for open market trading	Unrestricted	Free trading shares
04/19/2021	New Issuance	500,000,000	Common	N/A	No	OTC Fast	Sent to OTC for open market tradina	Unrestricted	Free trading shares
04/19/2021	New Issuance	1,518,507,000	Common	0.00001	Yes	EMA FinanciaVJohn Scholz	Conversion	Unrestricted	Rule 144a
04/30/2021	New Issuance	500,000,000	Common	NIA	No	OTC Fast	Sent to OTC for open market tradina	Unrestricted	Free trading shares
04/30/2021	New Issuance	1,500,000,000	Common	0.00001	Yes	EMA FinanciaVJohn Scholz	Conversion	Unrestricted	Rule 144a
05/04/2021	New Issuance	7,000,000	Common	0.001	No	Jason Curtman	Issued for consulting	Restricted	Rule 144
05/11/2021	New Issuance	500,000,000	Common	N/A	No	OTC Fast	Sent to OTCfor open market tradina	Unrestricted	Free trading shares
05/11/2021	New Issuance	1,500,000,000	Common	0.00001	Yes	EMA FinanciaVJohn Scholz	Conversion	Unrestricted	Rule 144a
05/17/2021	Cancelation	(30,000,000,000)	Common	0.0001	N/A	Greg Martin	Shares returned	N/A	N/A
05/20/2021	New Issuance	990,000,000	Common	N/A	No	OTC Fast	Sent to OTC for open market tradina	Unrestricted	Free trading shares
05/28/2021	New Issuance	990,000,000	Common	N/A	No	OTC Fast	Sent to OTC for open market tradina	Unrestricted	Free trading shares
06/09/2021	New Issuance	990,000,000	Common	N/A	No	OTC Fast	Sent to OTC for open market tradina	Unrestricted	Free trading shares
06/21/2021	New Issuance	990,000,000	Common	N/A	No	OTC Fast	Sent to OTC for open market tradino	Unrestricted	Free trading shares

[7]	To be included in the Pink Current Information tier, the transfer agent must be registered under the Exchange Act.

Shares Outstanding on Date of This Report:		Transfer Agent Verifed

Ending Balance:	Ending Balance
Date 06/30/2021	Common: 24,345,599,433
Preferred: 0

OTC Markets Group Inc.

OTC Pink Basic Disclosure Guidelines (v3 February 2021)

Example: A company with a fiscal year end of December 31st, in addressing this item for its quarter ended September 30, 2020, would include any events that resulted in changes to any class of its outstanding shares from the period beginning on January 1, 2018 through September 30, 2020 pursuant to the tabular format above.

Use the space below to provide any additional details, including footnotes to the table above:

B.	Debt Securities, Including Promissory and Convertible Notes

Use the chart and additional space below to list and describe all outstanding promissory notes, convertible notes, convertible debentures, or any other debt instruments that may be converted into a class of the issuer’s equity securities.

Check this box if there are no outstanding promissory, convertible notes or debt arrangements: ☐

Date of Note Issuance	Outstanding Balance ($)	Principal Amount at Issuance ($)	Interest Accrued ($)	Maturity Date	Conversion Terms (e.g. pricing mechanism for determining conversion of instrument to shares)	Name of Noteholder (entities must have individual with voting / investment control disclosed).	Reason for Issuance (e.g. Loan, Services, etc.)
09/22/16	$3,037.50	$56,750	$67,808.31	09/22/18	0.00001	EMA Financial LLC./ John Scholz	Loan

OTC Markets Group Inc.

OTC Pink Basic Disclosure Guidelines (v3 February 2021)

4)	Financial Statements

A.	The following financial statements were prepared in accordance with:

☒	U.S. GAAP

☐	IFRS

B.	The financial statements for this reporting period were prepared by (name of individual)[8]:

Name:	Ean Martin
Title:	Chief Operating Officer/Interim CFO
Relationship to Issuer:	Officer & Director

Provide the financial statements described below for the most recent fiscal year or quarter. For the initial disclosure statement (qualifying for Pink Current Information for the first time) please provide reports for the two previous fiscal years and any subsequent interim periods.

C.	Balance sheet;
D.	Statement of income;
E.	Statement of cash flows;
F.	Statement of Retained Earnings (Statement of Changes in Stockholders’ Equity)
G.	Financial notes; and
H.	Audit letter, if audited

You may either (i) attach/append the financial statements to this disclosure statement or (ii) file the financial statements through OTCIQ as a separate report using the appropriate report name for the applicable period end. (“Annual Report,” “Quarterly Report” or “Interim Report”).

If you choose to publish the financial statements in a separate report as described above, you must state in the accompanying disclosure statement that such financial statements are incorporated by reference. You may reference the document(s) containing the required financial statements by indicating the document name, period end date, and the date that it was posted to OTCIQ in the field below. Financial Statements must be compiled in one document.

Financial statement information is considered current until the due date for the subsequent report (as set forth in the qualifications section above). To remain qualified for Current Information, a company must post its Annual Report within 90 days from its fiscal year-end date and Quarterly Reports within 45 days of each fiscal quarter-end date.

5)	Issuer’s Business, Products and Services

The purpose of this section is to provide a clear description of the issuer’s current operations. In answering this item, please include the following:

A.	Summarize the issuer’s business operations (If the issuer does not have current operations, state “no operations”)

Media & Entertainment, Wholesale Grocery Distribution.---The current business of media & entertainment is in radio, television, movie production and television productions to be used in online and in Cloud television and radio. The current business of wholesale grocery distribution is through our wholly-owned subsidiary, Banana Box Wholesale Grocery in which we provide wholesale grocery distribution across the continental USA.

[8]	The financial statements requested pursuant to this item must be prepared in accordance with US GAAP or IFRS by persons with sufficient financial skills.

OTC Markets Group Inc.

OTC Pink Basic Disclosure Guidelines (v3 February 2021)

B.	Please list any subsidiaries, parents, or affiliated companies.

Banana Box Wholesale Grocery

C.	Describe the issuers’ principal products or services.

The Company’s principle products or services consists of media including, television production, movies, and screen writing. In addition, it consists of wholesale groceries supplied to mom and pop retailers in the lower 48 states.

6)	Issuer’s Facilities

The goal of this section is to provide a potential investor with a clear understanding of all assets, properties or facilities owned, used or leased by the issuer and the extent in which the facilities are utilized.

In responding to this item, please clearly describe the assets, properties or facilities of the issuer, give the location of the principal plants and other property of the issuer and describe the condition of the properties. If the issuer does not have complete ownership or control of the property (for example, if others also own the property or if there is a mortgage on the property), describe the limitations on the ownership.

If the issuer leases any assets, properties or facilities, clearly describe them as above and the terms of their leases.

company only pays for products as they are sold as does not pay for any warehousing.

The company only pays for products as they are sold as does not pay for any warehousing.

7)	Company Insiders (Officers, Directors, and Control Persons)

The goal of this section is to provide an investor with a clear understanding of the identity of all the persons or entities that are involved in managing, controlling or advising the operations, business development and disclosure of the issuer, as well as the identity of any significant or beneficial shareholders.

Using the tabular format below, please provide information, as of the period end date of this report, regarding any person or entity owning 5% of more of any class of the issuer’s securities, as well as any officer, and any director of the company, or any person that performs a similar function, regardless of the number of shares they own. If any insiders listed are corporate shareholders or entities, provide the name and address of the person(s) beneficially owning or controlling such corporate shareholders, or the name and contact information (City, State) of an individual representing the corporation or entity in the note section.

Name of Officer/ Director or Control Person	Affiliation with Company (e.g. Officer Title /Director/Owner of more than 5%)	Residential Address (City / State Only)	Number of shares owned	Share type/class	Ownership Percentage of Class Outstanding	Note
Gregory Martin	Chairman & President	Weatherford, Texas	1,212,550,000	Common	4.98%	Shares awarded in 2017 + multi-year compensation
Ean Martin	Chief Operating Officer	Fort Worth, Texas	266,720,000	Common	>1%	Shares awarded as form of multi-year compensation

OTC Markets Group Inc.

OTC Pink Basic Disclosure Guidelines (v3 February 2021)

8)	Legal/Disciplinary History

A.	Please identify whether any of the persons or entities listed above have, in the past 10 years, been the subject of:

1.	A conviction in a criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

NO

2.	The entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

NO

3.	A finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or

NO

4.	The entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended, or otherwise limited such person’s involvement in any type of business or securities activities.

NO

B.	Describe briefly any material pending legal proceedings, other than ordinary routine litigation incidental to the business, to which the issuer or any of its subsidiaries is a party or of which any of their property is the subject. Include the name of the court or agency in which the proceedings are pending, the date instituted, the principal parties thereto, a description of the factual basis alleged to underlie the proceeding and the relief sought. Include similar information as to any such proceedings known to be contemplated by governmental authorities.

NONE

9)	Third Party Providers

Please provide the name, address, telephone number and email address of each of the following outside providers:

Securities Counsel

Name:	M. Stephen Roberts
Firm:	M. Stephen Roberts Attorney At Law
Address 1:	8280 YMCA Plaza Dr, BLDG 1,
Address 2:	Baton Rouge, LA 70810
Phone:	225-892-6868
Email:	steve@steverobertslaw.com

OTC Markets Group Inc.

OTC Pink Basic Disclosure Guidelines (v3 February 2021)

None
Name:
Firm:
Address 1:
Address 2:
Phone:
Email:

Investor Relations

None
Name:
Firm:
Address 1:
Address 2:
Phone:
Email:

Other Service Providers

Provide the name of any other service provider(s) that that assisted, advised, prepared or provided information with respect to this disclosure statement. This includes counsel, broker-dealer(s), advisor(s) or consultant(s) or provided assistance or services to the issuer during the reporting period.

None
Name:
Firm:
Nature of Services:
Address 1:
Address 2:
Phone:
Email:

10)	Issuer Certification

Principal Executive Officer:

The issuer shall include certifications by the chief executive officer and chief financial officer of the issuer (or any other persons with different titles but having the same responsibilities) in each Quarterly Report or Annual Report.

The certifications shall follow the format below:

I, Gregory Martin certify that:

1. I have reviewed this Quarterly disclosure statement of InCapta, Inc.;

2. Based on my knowledge, this disclosure statement does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this disclosure statement; and

3. Based on my knowledge, the financial statements, and other financial information included or incorporated by reference in this disclosure statement, fairly present in all material respects the financial condition, results of operations and cash flows of the issuer as of, and for, the periods presented in this disclosure statement.

_______________ [Date] 08/04/2021

_______________ /s/ Gregory Martin

(Digital Signatures should appear as “/s/ [OFFICER NAME]”)

OTC Markets Group Inc.

OTC Pink Basic Disclosure Guidelines (v3 February 2021)

Principal Financial Officer:

I, Ean Martin certify that:

1. I have reviewed this Quarterly disclosure statement of InCapta, Inc.;

2. Based on my knowledge, this disclosure statement does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this disclosure statement; and

3. Based on my knowledge, the financial statements, and other financial information included or incorporated by reference in this disclosure statement, fairly present in all material respects the financial condition, results of operations and cash flows of the issuer as of, and for, the periods presented in this disclosure statement.

__________[Date] 08/04/2021

__________/s/ Ean Martin

(Digital Signatures should appear as “/s/ [OFFICER NAME]”)

OTC Markets Group Inc.

OTC Pink Basic Disclosure Guidelines (v3 February 2021)

INCAPTA, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

	June 30,	March 31,
	2021	2021
Assets
Current Assets:
Cash and Cash Equivalents	$15,231	$36,256
Total Current Assets	15,231	36,256
Goodwill	14,000,000	4,600,000
Brand-Trade Secrets	784,526	48,000
Total Assets	$14,799,757	$4,684,256

Liabilities and Stockholders’ Equity (Deficit)

Accounts Payable and Accrued Expenses	$	$4,274
Convertible Notes Payable	3,038	345,774
Salaries Owing	-
Accrued Interest	-	200,721
Total Liabilities	3,038	550,769

Stockholders’ Equity (Deficit):
Preferred Stock, 10,000,000 authorized, 0 issued, .001 par value	-	-
Common Stock, 100,000,000,000 shares authorized, 24,345,599,433 shares issued and outstanding, .001 par value	24,345,599	39,618,568

Additional Paid in Capital	128,188,071	102,254,727
Accumulated Deficit	(137,736,951)	(137,739,808)
Total Stockholders’ Equity (Deficit)	14,796,719	4,133,487
Total Liabilities and Stockholders’ Equity	$14,799,757	$4,684,256

The accompanying notes are an integral part of these consolidated financial statements.

INCAPTA, INC.

UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

	June 30,	March 31,
	2021	2021
Revenues	$232,783	$247,007
Expenses
Stock for Services	$-	-
General & Administration	$(229,908)	(234,020)
Professional Fees and Licensing costs	$-	-
Net Total:	2,875	12,987
Loss from Operations	-	-
Other Income (expense)	-	-
Net Profit (Loss)	$2,875	$12,987
Profit (Loss) Per Share	$0.00000012	0.00000032
Weighted average shares outstanding	24,345,599,433	39,618,568,292

The accompanying notes are an integral part of these consolidated financial statements.

INCAPTA, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

For Quarter Ended June 30, 2021

	Common Stock			Retained
	Par Value $0.001			Earnings
	Shares	Amount	APIC	(Deficit)	Total
Balance, March 31, 2020	39,618,568,292	$39,618,568	102,254,727	$(137,739,808)	4,133,487
Common Shares issued for conversion of notes	4,518,507,000	4,518,507	(4,066,656)		451,851
Common Shares issued as Officers & Directors Compensation or consulting	7,000,000	7,000	7,000		7,000
Common Shares redacted	(30,000,000,000)	(30,000,000)	30,000,000
Common Shares issued for open market trading	10,201,524,141	10,201,524			10,201,524
Net Gain (Loss)				2,857	2,857
Balance, June 30, 2021	24,345,599,433	$24,345,599	128,188,071	$(137,736,951)	14,796,719

The accompanying notes are an integral part of these consolidated financial statements.

INCAPTA, INC.

UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS

	June 30,	March 31,
	2021	2021
Cash Flows from Operating Activities:
Net Profit (Loss)	$12,987	$12,987

Adjustments to reconcile net loss to cash used by operating activities Share Issuance	-	-
Changes in Assets and Liabilities
Increase in Accounts Payable	-	-
Accrued Interest		(14,373)
Cash Provided (Used) By Operations	12,987	(1,386)

Net Cash Used by Investing Activities	-	-
Cash Provided by Investing Activities	-	-

Net Cash Provided by Financing Activities	(34,012)
Proceeds of Contribution
Repayment of due to officer		(9,478)
Cash Used for Financing Activities	(34,012)	(9,478)

Increase (Decrease) in Cash	(21,025)	(10,864)
Cash-Beginning	$36,256	47,120
Cash-End	$15,231	$36,256

The accompanying notes are an integral part of these consolidated financial statements.

INCAPTA, INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2021

NOTE 1 – ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization and Line of Business

The current business of InCapta, Inc. includes media & entertainment. Primarily radio, television, movie production and television productions to be used in online and in Cloud television and radio. The current business also includes wholesale grocery distribution through our wholly-owned subsidiary, Banana Box Wholesale Grocery, in which we provide wholesale grocery distribution across the continental USA.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

Business Condition

These accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As of March 31, 2021, the Company had operating gains. The continuation of the Company is dependent upon improved economic conditions, financial support, as well as profitability.

These conditions are subject to change and such conditions could impair the Company’s ability to continue as a going concern.

Stock Based Compensation

ASC 718 Compensation — Stock Compensation establishes and encourages the use of the fair value-based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered. For stock-based compensation the Company recognizes an expense in accordance with ASC 718 and values the equity securities based on the fair value of the security on the date of grant. Stock option awards are valued using the Black-Scholes option-pricing model.

The Company had no stock compensation expense incurred during the Quarter ending June 30, 2021.

INCAPTA, INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2021

NOTE 1 – ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from these estimates.

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash and cash equivalents, other current assets, accounts payable, accrued interest and due to related party, the carrying amounts approximate fair value due to their short maturities.

Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company defines cash equivalents as all highly liquid debt instruments purchased with a maturity of three months or less, plus all certificates of deposit.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and cash equivalents and accounts receivables. The Company places its cash with high quality financial institutions and at times may exceed the FDIC $250,000 insurance limit. The Company extends credit based on an evaluation of the customer’s financial condition, generally without collateral. Exposure to losses on receivables is principally dependent on each customer’s financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, as required.

Impairment of Long-Lived Assets

ASC 350 requires that long-lived assets to be disposed of by sale, including those of discontinued operations, be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. ASC 350 broadens the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction. ASC 350 also establishes a “primary-asset” approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used.

Advertising Costs

These costs are expensed as incurred. During the periods there was no advertising expense.

INCAPTA, INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2021

NOTE 1 – ORGANIZATION AND SIGNIFICANT ACCOUTNING POLICIES (CONTINUED)

Income Taxes

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, the Company determines deferred tax assets and liabilities on the basis of the differences between the financial statement and tax bases of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The Company recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. If the Company determines that it would be able to realize its deferred tax assets in the future in excess of their net recorded amount, the Company would make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes.

The Company records uncertain tax positions in accordance with ASC 740 on the basis of a two-step process in which (1) it determines whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, it recognizes the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority.

Earnings Per share

The Company reports earnings (loss) per share in accordance with ASC 260, “Earnings per Share.” Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share has not been presented since the effect of the assumed conversion of options and warrants to purchase common shares would have an anti-dilutive effect.

Recently Issued Accounting Pronouncements

Recently issued accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that require adoption and that do not require adoption until a future date are not expected to have a material impact on our financial statements upon adoption.

INCAPTA, INC.

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2021

NOTE 2- COMMON STOCK TRANSACTIONS

The company has authorized 100,000,000,000 shares and 24,345,599,433 shares were issued and outstanding as of June 30, 2021.

NOTE 3 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through August 4, 2021, the date the financial statements were available to be issued. Management is not aware of any significant events that occurred subsequent to the balance sheet date that would have a material effect on the financial statements thereby requiring adjustment or disclosure.

PART III – EXHIBITS

Pages:

Index to Attached Exhibits:

Notes to Financial Statements:

2.2	Bylaws
4.1	Subscription Agreement
Signatures

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cheyenne, State of Wyoming, on December 5, 2021.

INCAPTA, INC.

By:	/s/ Gregory Martin
Its:	principal executive officer, principal financial officer,
principal accounting officer, and

the majority of the board members

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Gregory Martin
Its:	principal executive officer, principal financial officer,
principal accounting officer, and

the majority of the board members

Date: December 5, 2021

III-2